                               EXHIBIT 4.33
6-5452

Form - Restated Mortgage - Telephone
       100% REA Loan - No Prior Bank Loan                              1/85



                         REA PROJECT DESIGNATION:


                         SOUTH DAKOTA 515-S8 IRENE


      RESTATED MORTGAGE, SECURITY AGREEMENT, AND FINANCING STATEMENT

                            made by and between

                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
                         P. O. Box 66
                         Irene, South Dakota 57037

                    Taxpayer Identification #460234208

                                   as mortgagor and debtor,

                                    and

                         UNITED STATES OF AMERICA

                   Rural Electrification Administration
                       Washington, D. C. 20250-1500

                                   as mortgagee and secured party.












   THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY
    THE MORTGAGED PROPERTY AND COLLATERAL ARE DESCRIBED ON PAGES 5 - 7
        THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE

Form - Restated Mortgage - Telephone                                   1/85
       100% REA Loan - No Prior Bank Loan
       6-5452



               RESTATED MORTGAGE, SECURITY AGREEMENT AND FINANCING
          STATEMENT, dated as of                         , 19   , made
          by and between DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
          ___________________________________________________________
          (hereinafter called the "Mortgagor"), a corporation existing under the laws of the State of South Dakota, as mortgagor and debtor, and UNITED STATES OF AMERICA (hereinafter sometimes called the "Mortgagee" and sometimes called the "Government"), acting through the Administrator of the Rural Electrification Administration (hereinafter called "REA"), as mortgagee and secured party.

          WHEREAS, the Mortgagor has heretofore borrowed funds from the Government, acting through the Administrator of REA, pursuant to a certain Telephone Loan Contract identified in the fifth recital hereof (hereinafter called the "Instruments Recital") by and between the Mortgagor and the Government (said Telephone Loan Contract, as it may have heretofore been, and as it may hereafter be, amended or supplemented, being hereinafter called the "Consolidated Loan Contract"); and

          WHEREAS, the Mortgagor, for value received, has heretofore duly authorized and executed, and has delivered to the Mortgagee, or has assumed the payment of, certain mortgage notes all payable to the order of the Mortgagee, in installments, of which the mortgage notes (hereinafter collectively called the "Outstanding Notes") identified in the Instruments Recital are now outstanding and held by the Mortgagee, all of which Outstanding Notes evidence loans made or guaranteed by the Government to the Mortgagor or to a third party or parties to finance telephone exchanges, lines and related facilities; and

          WHEREAS, the Outstanding Notes are secured by the security instruments (hereinafter collectively called the "Underlying Mortgage") identified in the Instruments Recital made by the Mortgagor to the Mortgagee; and

          WHEREAS, the Mortgagor has determined to borrow additional funds from the Government pursuant to the Rural Electrification Act of 1936, as amended (7 U.S.C. 901 ET SEQ., hereinafter called the "Act"), and pursuant to the Consolidated Loan Contract, and has accordingly duly authorized and executed, and has delivered to the Mortgagee, its mortgage note (identified in the Instruments Recital as and hereinafter called the "Current Note") to be secured by the Underlying Mortgage, as amended, supplemented, consolidated and restated hereby; and

Form - Restated Mortgage - Telephone                                   1/85
       100% REA Loan - No Prior Bank Loan
       6-5452



          WHEREAS, the instruments referred to in the preceding recitals, the Maximum Debt Limit referred to in Article I, Section 1 hereof, the subdivision or subdivisions of Article II hereof made applicable by this recital, and certain data referred to in Article II, Section 15 hereof, are as follows:


                            INSTRUMENTS RECITAL


1.   The instruments referred to in the preceding recitals are as follows:

     "Telephone Loan Contract" dated as of September 5, 1952

     "Outstanding Notes": Twenty----------------- ( 20 ) certain mortgage notes in an aggregate principal amount of $13,337,000--------, all of which will mature on or before May 23, 2018.

     "Underlying Mortgage"

     INSTRUMENT                        DATED AS OF          TRUSTEE, IF ANY
     Mortgage                      September 30, 1952
     Supplemental Mortgage         October 10, 1958
     Supplemental Mortgage         March 9, 1961
     Supplemental Mortgage         September 21, 1964
     Supplemental Mortgage         August 10, 1967
     Supplemental Mortgage         February 24, 1969
     Supplemental Mortgage         June 25, 1973
     Supplemental Mortgage         May 23, 1983

     "Current Note"

     DATE           PRINCIPAL AMOUNT      INTEREST RATE      FINAL PAYMENT DATE
     Of even date      $4,140,000            5.0%          Thirty-five (35) years
     herewith                                              from the date herewith

Form - Restated Mortgage - Telephone                                   1/85
       100% REA Loan - No Prior Bank Loan
       6-5452



2. "Maximum Debt Limit" for purposes of Article I, Section 1 hereof, shall be fifty million dollars ($50,000,000).


3. The following subdivision(s) of Article II hereof is(are) hereby made applicable: Section 10a & 18.


4.   The percentage referred to in Section 15(a)(1) and Section 15(b) of
     Article II hereof is hereby established as ten per centum ( 10%). The date referred to in Section 15(a)(3) of Article II hereof is hereby established as December 31, 1963.

          WHEREAS, the Underlying Mortgage provides that the Mortgagor shall, upon the request in writing of the holder or holders of not less than a majority in principal amount of the notes secured by the Underlying Mortgage at the time outstanding, duly authorize, execute, and deliver and record and file all such supplemental mortgages and conveyances as may reasonably be requested by such holder or holders to effectuate the intention of the Underlying Mortgage and to provide for the conveying, mortgaging and pledging of the property of the Mortgagor intended to be conveyed, mortgaged or pledged by the Underlying Mortgage to secure the payment of the principal of and interest on notes executed and delivered thereunder and pursuant thereto, or otherwise secured thereby, and the Mortgagee, as the holder of all such notes, has in writing requested the execution and delivery of such a supplemental mortgage pursuant to such provisions; and

          WHEREAS, it is intended by the Mortgagor, at the request and with the consent of the Mortgagee, as the holder of all of the Outstanding Notes, to amend and supplement the Underlying Mortgage in the respects hereinafter set forth; and

          WHEREAS, the changes in the Underlying Mortgage which the Mortgagor and the Mortgagee, as the holder of all of the Outstanding Notes, desire now to effect make advisable the consolidating and restating of each of the instruments constituting the Underlying Mortgage in its entirety; and

          WHEREAS, all acts, things, and conditions prescribed by law and by the articles of incorporation and bylaws of the Mortgagor have been duly performed and complied with to authorize the execution and delivery of this

Form - Restated Mortgage - Telephone                                   1/85
       100% REA Loan - No Prior Bank Loan
       6-5452



Restated Mortgage, Security Agreement and Financing Statement, and to make this Restated Mortgage, Security Agreement and Financing Statement an amendment and supplement to, and a consolidation and restatement of, the Underlying Mortgage; and

          WHEREAS, the Mortgagee is authorized to enter into this Restated Mortgage, Security Agreement and Financing Statement; and

          WHEREAS, it is contemplated that the Outstanding Notes and the Current Note shall be secured by this Restated Mortgage, Security Agreement and Financing Statement, and also that any additional notes and refunding, renewal and substitute notes (hereinafter collectively called the "Additional Notes") which may from time to time be executed by the Mortgagor and delivered to the Mortgagee as hereinafter provided, shall be secured by this Restated Mortgage, Security Agreement and Financing Statement (the Outstanding Notes, the Current Note and any Additional Notes being hereinafter collectively called the "notes"); and

          WHEREAS, the Mortgagor now owns a telephone system and other facilities identified in the Property Schedule contained in the Granting Clause hereof (hereinafter called the "Existing Facilities"); and

          WHEREAS, to the extent that any of the property described or referred to herein and in the Underlying Mortgage is governed by the provisions of the Uniform Commercial Code of any state (hereinafter called the "Uniform Commercial Code"), the parties hereto desire that the Underlying Mortgage and this Restated Mortgage, Security Agreement and Financing Statement, collectively, be regarded as a "security agreement" under the Uniform Commercial Code and that this Restated Mortgage, Security Agreement and Financing Statement be regarded as a "financing statement" under the Uniform Commercial Code for said security agreement.

          NOW, THEREFORE, this Restated Mortgage, Security Agreement and Financing Statement

                                WITNESSETH

          That each of the instruments constituting the Underlying Mortgage is hereby amended, supplemented, consolidated and restated to read in its entirety from and after the date of execution of this Restated Mortgage, Security Agreement and Financing Statement (the Underlying Mortgage, as amended, supplemented, consolidated and restated by this Restated Mortgage,

Form - Restated Mortgage - Telephone                                   1/85
       100% REA Loan - No Prior Bank Loan
       6-5452



Security Agreement and Financing Statement, being herein called "this Mortgage") as follows:

                              GRANTING CLAUSE

          In order to secure the payment of the principal of and interest on the notes, according to their tenor and effect, and further to secure the due performance of the covenants, agreements and provisions contained in this Mortgage and the Consolidated Loan Agreement and to declare the terms and conditions upon which the notes are to be secured, the Mortgagor, in consideration of the premises, has executed and delivered this Mortgage, and has granted, bargained, sold, conveyed, warranted, assigned, transferred, mortgaged, pledged, and set over, and by these presents does hereby grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge and set over, unto the Mortgagee, and assigns, all and singular the following-described property (hereinafter sometimes called the "Mortgaged Property"):


                                     I

          All right, title and interest of the Mortgagor in and to the Existing Facilities and buildings, plants, works, improvements, structures, estates, grants, franchises, easements, rights, privileges and properties real, personal and mixed, tangible or intangible, of every kind or description, now owned by the Mortgagor or which may hereafter be owned, constructed or acquired by the Mortgagor, wherever located, and in and to all extensions and improvements thereof and additions thereto, including all buildings, plants, works, structures, improvements, fixtures, apparatus, materials, supplies, machinery, tools, implements, poles, posts, crossarms, conduits, ducts, lines, whether underground or overhead or otherwise, wires, cables, exchanges, switches, desks, testboards, frames, racks, motors, generators, batteries and other items of central office equipment, subscriber station equipment, including house wiring and protectors, instruments, connections and appliances, office furniture and equipment, work equipment and any and all other property of every kind, nature and description, used, useful or acquired for use by the Mortgagor in connection therewith and including, without limitation, the property described in the following property schedule:

Form - Restated Mortgage - Telephone                                   1/85
       100% REA Loan - No Prior Bank Loan
       6-5452



                             PROPERTY SCHEDULE

          (a)  The Existing Facilities are located in the following
Counties:

               Clay, Lincoln, Turner, Union and Yankton



               in the State of South Dakota

          (b) The property referred to in the last line of paragraph I of the Granting Clause includes the following described real estate:

     CLAY COUNTY
     1. A tract of land described as Lots Eleven (11) and Twelve (12), of Block Eight (8) of the original town of Irene, in Clay County in a deed dated July 10, 1967 by Floyd H. and Stella Lee, his wife, grantor to the mortgagor, as grantee and recorded on July 11, 1967 in the office of the Register of Deeds of Clay County in the State of South Dakota in deed book 48, page 327.

     2. A tract of land described as Lot "C" of Lot Two (2), in the Northeast one-quarter (NE1/4) of Section Six (6), Township Ninety-five (95), North of Range Fifty-three (53) West of the 5th P.M. of Clay County, South Dakota in a deed dated September 16, 1974, by Leslie R. and Eleanor G. Jorgensen, his wife, as grantor to the Mortgagor, as grantee and recorded on September 18, 1974, in the office of the Register of Deeds of Clay County in the State of South Dakota, indeed book 54, page 298.

     3.   A tract of land described as Lot Fourteen (14), of Block Seven
          (7), being a part of Outlot "C" of the town of Wakonda, County of Clay, South Dakota in a deed dated August 25, 1953, by Frank Fisher, a single person, as grantor to the Mortgagor, as grantee and recorded on October 20, 1953, in the office of the Register of Deeds of Clay County in the State of South Dakota in deed book 43, page 295.

     LINCOLN COUNTY
     1. A tract of land described as Lot D-C in the Northwest quarter (NW1/4) of Section Thirty-three (33), Township Ninety-six (96), Range Fifty (50), West of 5th P.M., Lincoln County, South Dakota, in a deed dated August 25, 1964, by the American Lutheran Church, as grantor to the Mortgagor, as grantee, and recorded on October 13, 1964, in the office of the Register of Deeds of Lincoln County, in the State of South Dakota in deed book 72, page 47.

     2.   A tract of land described as Lot Fifteen (15) in Block Eleven
          (11), of the original plot of the city of Lennox, South Dakota, in a deed dated July 26, 1956, by Tony S. Salem, as grantor to the Mortgagor, as grantee and recorded on July 30, 1956, in the office of the Register of Deeds of Lincoln County, in the State of South Dakota in deed book 64, page 243.

     3. A tract of land described as Lot Sixteen (16) and the West ninety-two (92) feet of Lots Seventeen (17) and Eighteen (18), all in Block Eight (8) of the original town of Worthing, Lincoln County, South Dakota in a deed book dated August 3, 1973, by Selma Iverson, a widow, as grantor to the Mortgagor, as grantee and recorded on August 22, 1973, in the office of the Register of Deeds of Lincoln County, in the State of South Dakota in deed book 79, page 460.

     4. A tract of land described as Lots One (1) and Two (2), of Block Five (5) being a part of Tracts 1A and 1B in Industrial Tract
          No. 1, city of Lennox, Lincoln County, South Dakota, in a deed dated March 24, 1982, by the Lennox Area Development Corporation, a corporation, as grantor to the Mortgagor, as grantee, and recorded March 25, 1982 in the office of the Register of Deeds of Lincoln County, in the State of South Dakota in deed book 88, page 202.

     TURNER COUNTY
     1. A tract of land described as the West half (W1/2) of Lots Thirteen (13) and Fourteen (14), of Block One (1) of original (Plot of) the town of Chancellor, South Dakota, being a part of the Northeast one-quarter (NE1/4) of Section Twenty-eight (28), Township 99, Range 52, Turner County South Dakota in a deed dated August 15, 1956, by C. T. DeNeui, as grantor to the Mortgagor, as grantee and recorded on August 16, 1956, in the office of Register of Deeds of Turner County in the State of South Dakota in deed book 79, page 235.

     2.   A tract of land described as Lots Twenty-five (25), Twenty-six
          (26), and Twenty-seven (27), Block (7), original town of Davis, being a part of the West One-half (W1/2), Southeast One-quarter (SE1/4), of Section Thirty-three (33), Township 98, Range 52, Turner County, South Dakota in a deed dated March 23, 1953, by Dakota State Telephone Company (a corporation), as grantor to the

          Mortgagor, as grantee and recorded on September 1, 1953, in the office of the Register of Deeds of Turner County in the State of South Dakota in deed book 78, pages 57, 58, 59 and 60.

     3. A tract of land described as Outlot "A" of the Southeast One-quarter (SE1/4) of the Southeast One-quarter (SE1/4), of Section Twenty-three (23), Township Ninety-seven (97), North, Range Fifty-five (55), West of the 5th P.M., Turner County, South Dakota in a deed dated July 9, 1954, by John Anderson, a widower, as grantor to the Mortgagor, as grantee and recorded July 12, 1954 in the office of the Register of Deeds in Turner County in the State of South Dakota in deed book 77, page 469.

     4. A tract of land described as the North Eighty (80') feet of Lots Eight (8) and Nine (9), Block Twenty-three (23), of the original town, city of Hurley, South Dakota, being a part of the Northeast One-quarter (NE1/4) of Section Twenty-seven (27), Township 98, Range 53, Turner County, South Dakota in a deed dated November 14, 1968 by Berchel Anderson and Marie P. Anderson, his wife, as grantors to the Mortgagor, as grantee and recorded November 15, 1968 in the office of the Register of Deeds, Turner County in the State of South Dakota in deed book 84, page 40.

     5.   A tract of land described as Lot Ten (10), of Block Twenty-three
          (23), of the original Plot of the town of Hurley, South Dakota, being a part of the Northeast One-quarter (NE1/4) of Section Twenty-seven (27), Township 98, Range 53, Turner County, South Dakota in a deed dated January 3, 1961, by Lawrence W. and Marjorie L. Weier, his wife, as grantors to the Mortgagor, as grantee and recorded January 4, 1961 in the office of the Register of Deeds, Turner County in the State of South Dakota in deed book 80, page 421.

     6. A tract of land described as the North Thirty-six (36') feet of Lots Nineteen (19) and Twenty (20), Block Six (6), original town of Irene, being a part of the Southwest One-quarter (SW1/4) of Section Thirty-one (31), Township 96, Range 53, Turner County, South Dakota, in a deed dated June 17, 1954, by Stanley Anderson and Rose Anderson, his wife, as grantors to the Mortgagor, as grantee and recorded June 19, 1954, in the office of the Register of Deeds, Turner County in the State of South Dakota in deed book 77, page 454.

     7.   A tract of land described as Lots Ten (10), Eleven (11), Twelve
          (12) and Thirteen (13), all in Block One (1) of the town of Monroe (formerly the town of Warrington) in the Northeast One-quarter (NE1/4) of Section Fifteen (15), Township 100, Range 54, West of the 5th P.M., County of Turner, South Dakota in a deed dated August 4, 1953 by Turner County as grantor to the Mortgagor, as grantee and recorded August 10, 1953 in the office of the Register of Deeds, Turner County in the State of South Dakota in deed book 78, page 54.

     TURNER COUNTY
     8. A tract of land described as Lot Fifteen (15), Block Four (4), of the original (Plot) of the town, now the city of Parker, South Dakota, being a part of the Northeast One-quarter (NE1/4) of Section Seventeen (17), Township 99, Range 53, Turner County in the State of South Dakota in a deed dated June 13, 1956, by Bernard S. Koloyjian, Lenore D. Koloyjian, Beatrice Sutherland and Marian K. Gabriel as grantors to the Mortgagor, as grantee and recorded July 25, 1956, in the office of the Register of Deeds, Turner County in the State of South Dakota in deed book 78, page 141.

     UNION COUNTY
     1. A tract of land described as commencing at a point One hundred fifty-seven (157') feet North of the Southwest corner of the Northwest One-quarter (NW1/4) of Section Eighteen (18),
          Township 94 North, Range 50, West of the 5th P.M., in Union County, South Dakota, thence North Sixty-six (66') feet, thence East Fifteen (15) rods, then South Sixty-six (66') feet, thence West Fifteen (15) rods to place of beginning in Union County, South Dakota, according to the Government Survey thereof. Said real estate is also described as the North Sixty-six (66') feet of the South Two-hundred twenty-three (223') feet of West Fifteen
          (15) rods of the Northeast One-quarter (NE1/4) of Section Eighteen (18), Township 94 North, Range 50 West of the 5th P.M., Union County, South Dakota in a deed dated January 7, 1971, by the Alsen Community Telephone Company, (a corporation), as grantor to the Mortgagor, as grantee, and recorded on March 4, 1971, in both offices of the Register of Deeds Union and Clay counties in the State of South Dakota in the Union County deed book 61, page 58, and the Clay County deed book 51, pages 61-65.

     YANKTON COUNTY
     1. A tract of land described as the East Forty-feet (40') of the South Thirty-feet (30') of Lot 1, Block 10, town of Gayville, South Dakota, situated on the Southeast One-quarter (SE1/4) of the Northwest One-quarter (NW1/4) of Section Twelve (12), Township 98, Range 54, Yankton County South Dakota in a deed dated October 31, 1973, by Northwestern Bell Telephone Company (a Corporation), as grantor to the Mortgagor, as grantee and recorded November 12, 1973 in the office of the Register of Deeds, Yankton County in the State of South Dakota in deed book 259, page 140.

     2. A tract of land described as Outlot "A" of the Northeast One-quarter (NE1/4) of Section Twenty-seven (27), Township Ninety-six
          (96) North, Range Fifty-five (55), West of the 5th P.M. in Yankton County, South Dakota, in a deed dated July 3, 1954, by Joseph J. and Barbara M. Healy, his wife, as grantors to the Mortgagor, as grantee and recorded July 7, 1954 in the office of the Register of Deeds, Yankton County in the State of South Dakota in deed book 205, page 193.

     3.   A tract of land described as Lots Seventeen (17) and eighteen
          (18) in Block Eight (8) of Volin Addition, town of Volin, Yankton County, South Dakota in deeds dated July 24, 1954 and August 2, 1954 and August 24, 1954, by Otto R. Olson and Clara Olson, his wife, Glen Ellingston (also known as Ellingson), Grace DeBoer, formerly Grace Ellingston (also known as Ellingson), Norris Ellingston (also known as Ellingson) (also known as Knute Norris Ellingson), Grace Ellingston Hove (also known as Grace Ellingson
          Hove), Oscar C. Burke (also known as O.C. Burke) and Ruth Sachau, as grantors to the Mortgagor, as grantee and all deeds recorded August 30, 1954 in the office of the Register of Deeds, Yankton County in the State of South Dakota in deed book and page as follows:

                GRANTOR                     DEED BOOK             PAGE
          Otto R. and Clara Olson              199                 89
          Glen Ellingston                      199                 90
          Grace DeBoer                         199                 92
          Norris Ellingston                    199                 93
          Grace Ellingston Hove                199                 91
          Oscar C. Burke                       199                 88
          Ruth Sachau                          206                141

     TOGETHER WITH all plants, works, structures, erections, reservoirs, dams, buildings, fixtures and improvements now or hereafter located on any of the properties conveyed by any and all of the aforesaid deeds mentioned above, and all tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any wise appertaining.

     The description of each of the properties conveyed by and through the provisions of the aforesaid deeds is by reference made a part hereof as though fully set forth at length herein.

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Form - Restated Mortgage - Telephone                                   1/85
       100% REA Loan - No Prior Bank Loan
       6-5452



                                    II

          All right, title and interest of the Mortgagor in, to and under any and all grants, privileges, rights of way and easements now owned, held, leased, enjoyed or exercised, or which may hereafter be owned, held, leased, acquired, enjoyed or exercised, by the Mortgagor for the purposes of, or in connection with, the construction or operation by or on behalf of the Mortgagor of telephone properties, facilities, systems or businesses, whether underground or overhead or otherwise, wherever located;

                                    III

          All right, title and interest of the Mortgagor in, to and under any and all licenses, franchises, ordinances, privileges and permits heretofore granted, issued or executed, or which may hereafter be granted, issued or executed, to it or to its assignors by the United States of America, or by any state, or by any county, township, municipality, village or other political subdivision thereof, or by any agency, board, commission or department of any of the foregoing, authorizing the construction, acquisition, or operation of telephone properties, facilities, systems or businesses, insofar as the same may by law be assigned, granted, bargained, sold, conveyed, transferred, mortgaged, or pledged;

                                    IV

          All right, title and interest of the Mortgagor in, to and under any and all contracts heretofore or hereafter executed by and between the Mortgagor and any person, firm, or corporation relating to the Mortgaged Property together with any and all other accounts, contract rights and general intangibles (as such terms are defined in the applicable Uniform Commercial Code) heretofore or hereafter acquired by the Mortgagor;

                                     V

          Also, all right, title and interest of the Mortgagor in and to all other property, real or personal, tangible or intangible, of every kind, nature and description, and wheresoever situated, now owned or hereafter acquired by the Mortgagor, it being the intention hereof that all such property now owned but not specifically described herein or acquired or held by the Mortgagor after the date hereof shall be as fully embraced within and subjected to the lien hereof as if the same were now owned by the Mortgagor and were specifically described herein to the extent only,

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Form - Restated Mortgage - Telephone                                   1/85
       100% REA Loan - No Prior Bank Loan
       6-5452



however, that the subjection of such property to the lien hereof shall not be contrary to law;

          Together with all rents, income, revenues, profits and benefits at any time derived, received or had from any and all of the above-described property of the Mortgagor.

          Provided, however, that except as hereinafter provided in
Section 12(b) of Article II hereof, no automobiles, trucks, trailers, tractors or other vehicles (including without limitation aircraft or ships, if any) owned or used by the Mortgagor shall be included in the Mortgaged Property.

          TO HAVE AND TO HOLD all and singular the Mortgaged Property unto the Mortgagee and its assigns forever, to secure equally and ratably the payment of the principal of and interest on the notes, according to their tenor and effect, without preference, priority or distinction as to interest or principal (except as otherwise specifically provided herein) or as to lien or otherwise of any note over any other note by reason of the priority in time of the execution, delivery or maturity thereof or of the assignment or negotiation thereof, or otherwise, and to secure the due performance of the covenants, agreements and provisions herein and in the Consolidated Loan Agreement contained, and for the uses and purposes and upon the terms, conditions, provisos and agreements hereinafter expressed and declared.

                                 ARTICLE I

                             ADDITIONAL NOTES

          SECTION 1. The Mortgagor, when authorized by resolution or resolutions of its board of directors, may from time to time execute and deliver to the Government one or more Additional Notes to evidence
(1) loans made by the Government to the Mortgagor pursuant to the Act;
(2) indebtedness of the Mortgagor incurred by the assumption by the Mortgagor of the indebtedness of a third party or parties to the Government created by a loan or loans theretofore made by the Government to such third party or parties pursuant to the Act; or (3) obligations of the Mortgagor to the Government on account of a guarantee or guarantees made by the Government pursuant to the Act of the repayment of a loan or loans made by a legally organized lending agency or agencies to the Mortgagor. The Mortgagor, when authorized by resolution or resolutions of its board of


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directors, may also from time to time execute and deliver one or more
Additional Notes to refund any note or notes at the time outstanding and secured hereby, or in renewal of, or in substitution for, any such outstanding note or notes. Additional Notes shall contain such provisions and shall be executed and delivered upon such terms and conditions as the board of directors of the Mortgagor in the resolution or resolutions authorizing the execution and delivery thereof and the Government shall prescribe; provided, however, that the outstanding principal balances owing on the notes shall not at any one time exceed the amount identified in the Instruments Recital as the Maximum Debt Limit, and no note shall mature more than fifty (50) years after the date hereof. Additional Notes, including refunding, renewal and substitute notes, when and as executed and delivered, shall be secured by this Mortgage, equally and ratably with all other notes at the time outstanding, without preference, priority, or distinction of any of the notes over any other of the notes by reason of the priority of the time of the execution, delivery or maturity thereof or of the assignment or negotiation thereof. As used in this Mortgage, the term "directors" includes trustees.

          SECTION 2. The Mortgagor, when authorized by resolution or resolutions of its board of directors, may from time to time execute, acknowledge, deliver, record and file mortgages supplemental to this Mortgage which thereafter shall form a part hereof, for the purpose of formally confirming this Mortgage as security for the notes. Nothing herein contained shall require the execution and delivery by the Mortgagor of a supplemental mortgage in connection with the issuance hereunder or the securing hereby of notes except as hereinafter provided in Section 12 of
Article II hereof.

                                ARTICLE II

                   PARTICULAR COVENANTS OF THE MORTGAGOR

          The Mortgagor covenants with the Mortgagee and the holders of notes secured hereby (hereinafter sometimes collectively called the "noteholders") and each of them as follows:


          SECTION 1. The Mortgagor is duly authorized under its articles of incorporation and by-laws and the laws of the State of its incorporation and all other applicable provisions of law to execute and deliver the Outstanding Notes, the Current Note and this Mortgage and to execute and


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deliver Additional Notes; all corporate action on its part for the execution and delivery of the Outstanding Notes, the Current Note and this Mortgage has been duly and effectively taken; and the Outstanding Notes, the Current Note and this Mortgage are the valid and enforceable obligations of the Mortgagor in accordance with their respective terms.

          SECTION 2. The Mortgagor warrants that it has good right and lawful authority to mortgage the property described in the Granting Clause of this Mortgage for the purposes herein expressed, and that the said property is free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto, except (i) the lien of this Mortgage and taxes or assessments not yet due; (ii) deposits or pledges to secure payment of workmen's compensation, unemployment insurance, old age pensions or other social security; and (iii) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business.

          The Mortgagor will, so long as any of the notes shall be outstanding, maintain and preserve the lien of this Mortgage superior to all other liens affecting the Mortgaged Property, and will forever warrant and defend the title to the property described as being mortgaged hereby to the Mortgagee against any and all claims and demands whatsoever. The Mortgagor will promptly pay or discharge any and all obligations for or on account of which any such lien or charge might exist or could be created and any and all lawful taxes, rates, levies, assessments, liens, claims or other charges imposed upon or accruing upon any of the Mortgagor's property (whether taxed to the Mortgagor or to any noteholder), or the franchises, earnings or business of the Mortgagor, as and when the same shall become due and payable; and whenever called upon so to do the Mortgagor will furnish to the Mortgagee or to any noteholder adequate proof of such payment or discharge.

          SECTION 3. The Mortgagor will duly and punctually pay the principal of and interest on the notes at the dates and places and in the manner provided therein, according to the true intent and meaning thereof, and all other sums becoming due hereunder.

          SECTION 4. (a) The Mortgagor will at all times, so long as any of the notes shall be outstanding, take or cause to be taken all such action as from time to time may be necessary to preserve its corporate existence and to preserve and renew all franchises, rights of way,

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easements, permits and licenses now or hereafter to it granted or upon it conferred, and will comply with all valid laws, ordinances, regulations and requirements applicable to it or its property. The Mortgagor will not, without the approval in writing of the holder or holders of not less than a majority in principal amount of the notes at the time outstanding (hereinafter called the "majority noteholders"), take or suffer to be taken any steps to reorganize, or to consolidate with or merge into any other corporation, or to sell, lease or transfer (or make any agreement therefor) the Mortgaged Property, or any part thereof.

                    (b) If this subsection is made applicable by the Instruments Recital, then nothing herein contained shall prevent any such reorganization, consolidation or merger provided that the lien and security of this Mortgage and the rights or powers of the Mortgagee and the noteholders hereunder shall not thereby be impaired or adversely affected, and provided that upon such reorganization, consolidation or merger, the due and punctual payment of the principal of and interest on the notes according to their tenor and the due and punctual performance of all covenants and conditions of this Mortgage shall be assumed by the corporation formed by such reorganization, consolidation or merger, and the lien of this Mortgage shall remain a superior lien upon the property owned by the Mortgagor at the time of such reorganization, consolidation or merger and upon any improvements or additions to such property, either prior to or subsequent to such reorganization, consolidation or merger.

                    (c) The Mortgagor may, however, without obtaining the approval of the holder or holders of any of the notes at the time outstanding, at any time or from time to time so long as the Mortgagor is not in default hereunder, sell or otherwise dispose of, free from the lien hereof, any of its property which is neither necessary to nor useful for the operation of the Mortgagor's business, or which has become obsolete, worn out or damaged or otherwise unsuitable for the purposes of the Mortgagor; provided, however, that the Mortgagor shall: (1) to the extent necessary, replace the same by, or substitute therefor, other property of the same kind and nature, which shall be subject to the lien hereof, free and clear of all prior liens, and apply any proceeds derived from such sale or other disposition of such property and not needed for the replacement thereof to the payment of the indebtedness evidenced by the notes; or
(2) immediately upon the receipt of the proceeds of any sale or other disposition of said property, apply the entire amount of such proceeds to the payment of the indebtedness evidenced by the notes; or (3) deposit all or such part of the proceeds derived from the sale or other disposition of said property as the majority noteholders shall specify in such restricted

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bank accounts as such holder or holders shall designate, and shall use the same only for such additions to or improvements of the Mortgaged Property and on such terms and conditions as such holder or holders shall specify.

          SECTION 5. The Mortgagor will at all times maintain and preserve the Mortgaged Property in good repair, working order and condition, and will from time to time make all needful and proper repairs, renewals, and replacements, and useful and proper alterations, additions, betterments and improvements, and will, subject to contingencies beyond its reasonable control, at all times keep its plant and properties in continuous operation and use all reasonable diligence to furnish the subscribers served by it through the Mortgaged Property with adequate telephone service.

          SECTION 6. Except as specifically authorized in writing in advance by the majority noteholders, the Mortgagor will purchase all materials, equipment, supplies and replacements to be incorporated in or used in connection with the Mortgaged Property outright, and not subject to any conditional sales agreement, chattel mortgage, bailment lease, or other agreement reserving to the seller any right, title or lien.

          SECTION 7. (a) The Mortgagor will take out, as the respective risks are incurred, and maintain the following classes and amounts of insurance: (1) fidelity bonds covering each officer and employee of the Mortgagor in not less than the following amounts, based on the estimated annual gross revenues (including gross toll collected) of the Mortgaged Property:

              ANNUAL GROSS REVENUE              AMOUNT OF COVERAGE
            Less than           $  200,000          $ 10,000
             $200,001     to       400,000            20,000
              400,001     to       600,000            40,000
From          600,001     to       800,000            60,000
              800,001     to     1,000,000            80,000
                         over    1,000,000           100,000

and each collection agent of the Mortgagor shall be included in such fidelity bonds for not less than $2,500, or 10 percent of the highest amount collected annually by any one collection agent, whichever is greater; (2) workmen's compensation insurance covering all employees of the

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Mortgagor, in such amounts as may be required by law, or if the Mortgagor or any of its employees are not subject to the workmen's compensation laws of the State or States in which the Mortgagor conducts its operations, then its workmen's compensation policy shall provide voluntary compensation coverage to the same extent as though the Mortgagor and such employees were subject to such laws; and including occupational disease liability coverage, and "additional medical" coverage of not less than $10,000 in States where full medical coverage is not required by law; (3) public liability and property damage liability insurance, covering ownership liability, and all operations of the Mortgagor, with limits for bodily injury or death of not less than $100,000 for one person and $300,000 for each accident, and with limits for property damage of not less than $50,000 for each accident and $100,000 aggregate for the policy period;
(4) liability insurance on all motor vehicles, trailers, semitrailers, and aircraft used in the conduct of the Mortgagor's business, whether owned, non-owned or hired by the Mortgagor, with bodily injury limits of not less than $100,000 for one person and $300,000 for each accident, and with property damage limits of $25,000 for each accident; in connection with aircraft liability, also passenger bodily injury limits of $100,000 per person and $300,000 for each accident; (5) comprehensive, or separate fire, theft and windstorm insurance covering loss of or damage to all owned motor vehicles, trailers, and aircraft of the Mortgagor, having a unit value in excess of $1,000, in an amount not less than the actual cash value of the property insured; and (6) fire and extended coverage insurance, designating the Government as mortgagee in the policy, on each building, each building and its contents, and materials, supplies, poles and crossarms, owned by the Mortgagor, having a value at any one location in excess of $5,000, or in excess of one percent of the total plant value, whichever is larger, and in an amount not less than 80 percent of the current cost to replace the property new, less actual depreciation.

          The Mortgagor will also, from time to time, increase or supplement the classes and amounts of insurance specified above to the extent required to conform to the accepted practice of the telephone industry for companies of the size and character of the Mortgagor. The Mortgagor will, upon request of the majority noteholders, submit to the noteholder or noteholders designated in such request a schedule of its insurance in effect on the date specified in such request. If the Mortgagor shall at any time fail or refuse to take out or maintain insurance or to make changes in respect thereof upon appropriate request by such noteholder or noteholders, such noteholder or noteholders may take out such insurance on behalf and in the name of the Mortgagor, and the Mortgagor will pay the cost thereof.

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                    (b)  In the event of damage to or the destruction or
loss of any portion of the Mortgaged Property which shall be covered by insurance, unless the majority noteholders shall otherwise agree, the Mortgagor shall replace or restore such damaged, destroyed or lost portion so that the Mortgaged Property shall be in substantially the same condition as it was in prior to such damage, destruction or loss, and shall apply the proceeds of the insurance for that purpose. The Mortgagor shall replace the loss or shall commence such restoration promptly after such damage, destruction or loss shall have occurred and shall complete such replacement or restoration as expeditiously as practicable, and shall pay or cause to be paid out of the proceeds of such insurance all costs and expenses in connection therewith so that such replacement or restoration shall be so completed that the portion of the Mortgaged Property so replaced or restored shall be free and clear of all mechanics' liens and other claims.

                    (c) Sums recovered under any fidelity bond by the Mortgagor for a loss of funds advanced under the notes or recovered by a Mortgagee for any loss under such bond shall, unless otherwise directed by the Mortgagee, be applied to the prepayment of the notes, PRO RATA according to the unpaid principal amounts thereof or to construct or acquire facilities approved by the Mortgagee, which will become part of the Mortgaged Property.

                    (d) The foregoing insurance coverage shall be obtained by means of bond and policy forms approved by regulatory authorities, including standard REA endorsements and riders used by the insurance industry to provide coverage for REA borrowers.

          SECTION 8. In the event of the failure of the Mortgagor in any respect to comply with the covenants and conditions herein contained with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Property in repair and free of liens and other claims or to comply with any other covenant contained in this Mortgage, any noteholder or noteholders shall have the right (without prejudice to any other rights arising by reason of such default) to advance or expend moneys for the purpose of procuring such insurance, or for the payment of insurance premiums, taxes, assessments or other charges, or to save the Mortgaged Property from sale or forfeiture for any unpaid tax or assessment, or otherwise, or to redeem the same from any tax or other sale, or to purchase any tax title thereon, or to remove or purchase any mechanics' liens or other encumbrance thereon, or to make repairs thereon or to comply with any other covenant herein contained or to prosecute or defend any suit in relation to the Mortgaged Property or in any manner to

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protect the Mortgaged Property and the title thereto, and all sums so advanced for any of the aforesaid purposes within interest thereon at the highest legal rate but not in excess of twelve per centum (12%) per annum shall be deemed a charge upon the Mortgaged Property in the same manner as the notes at the time outstanding are secured and shall be forthwith paid to the noteholder or noteholders making such advance or advances upon demand. It shall not be obligatory for any noteholder in making any such advances or expenditures to inquire into the validity of any such tax title, or of any of such taxes or assessments or sales therefor, or of any such mechanics' liens or other encumbrance.

          SECTION 9. The Mortgagor will not, without the approval in writing of the majority noteholders: (a) enter into any contract or contracts for the operation or maintenance of all or any part of its property, for the use by others of any of the Mortgaged Property, or for toll traffic, operator assistance, extended scope or switching services to be furnished by or for connecting or other companies; provided, however, that such approval shall not be required for any toll traffic or operator assistance contract which in form and substance conforms with contracts in general use in the telephone industry; or (b) deposit any of its funds, regardless of the source thereof, in any bank which is not insured by the Federal Deposit Insurance Corporation, or the successor thereof.

          SECTION 10. (a) If this subsection is made applicable by the Instruments Recital, the Mortgagor will not pay its directors or trustees, as such, any salaries for their services, except such as shall have been approved by the majority noteholders, provided that nothing herein contained shall preclude any director or trustee from serving the Mortgagor in any other capacity and receiving compensation therefor.

                    (b) Salaries, wages and other compensation paid by the Mortgagor for services, and directors' or trustees' fees, shall be reasonable and in conformity with the usual practice of corporations of the size and nature of the Mortgagor. Except as specifically authorized in writing in advance by the majority noteholders, the Mortgagor will make no advance payments or loans, or in any manner extend its credit, either directly or indirectly, with or without interest, to any of its directors, trustees, officers, employees, stockholders, members or affiliated companies. As used in this section, the term "affiliated companies" shall have the meaning prescribed for this term by the Federal Communications Commission in its prevailing uniform system of accounts for Class A telephone companies.

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          SECTION 11.  The Mortgagor will at all times keep, and safely preserve, proper books, records and accounts in which full and true entries will be made of all of the dealings, business and affairs of the Mortgagor, in accordance with methods of accounting prescribed by the state regulatory body having jurisdiction over the Mortgagor, or in the absence of such regulatory body or such prescription, by the Federal Communications Commission. The Mortgagor will prepare and furnish each noteholder not later than the thirtieth day of January, April, July and October in each year, or at less frequent intervals when specified by the majority noteholders, financial and statistical reports on its condition and operations. Such reports shall be in such form and include such information as may be specified by the majority noteholders, including without limitation an analysis of the Mortgagor's revenues, expenses, and subscriber accounts. The Mortgagor will cause to be prepared and furnished to each noteholder at least once during each 12-month period during the term hereof, a full and complete report of its financial condition as of a date (hereinafter called the Fiscal Date) not more than 90 days prior to the date such report is furnished to the noteholders hereunder, and of its operations for the twelve-month period ended on the fiscal date, in form and substance satisfactory to the majority noteholders, audited and certified by independent certified public accountants satisfactory to said noteholders and accompanied by a report of such audit in form and substance satisfactory to said noteholders. The majority noteholders, through its or their representatives, shall at all times during reasonable business hours have access to, and the right to inspect and make copies of, any or all books, records and accounts, and any or all invoices, contracts, leases, payrolls, cancelled checks, statements and other documents and papers of every kind belonging to or in the possession of the Mortgagor or in anywise pertaining to its property or business.

          SECTION 12. (a) The Mortgagor will from time to time upon written demand of the majority noteholders make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered all such further and supplemental indentures of mortgage, deeds of trust, mortgages, financing statements, continuation statements, security agreements, instruments and conveyances as may reasonably be requested by the majority noteholders and take or cause to be taken all such further action as may reasonably be requested by the majority noteholders to effectuate the intention of these presents and to provide for the securing and payment of the principal of and interest on the notes according to the terms thereof and for the purpose of fully conveying, transferring and confirming unto the Mortgagee the property hereby conveyed, mortgaged and pledged, or intended so to be, whether now owned by the Mortgagor or hereafter acquired

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by it and to reflect the assignment of the rights or interests of the
Mortgagee or of any noteholder hereunder or under any note. The Mortgagor will cause this Mortgage and any and all supplemental indentures of mortgage, mortgages and deeds of trust and every security agreement, financing statement, continuation statement and every additional instrument which shall be executed pursuant to the foregoing provisions forthwith upon execution to be recorded and filed and rerecorded and refiled as conveyances and mortgages and deeds of trust of and security interests in real and personal property in such manner and in such places as may be required by law or reasonably requested by the majority noteholders in order fully to preserve the security for the notes and to perfect and maintain the superior lien of this Mortgage and all supplemental indentures of mortgage, mortgages and deeds of trust and the rights and remedies of the Mortgagee and the noteholders.

                    (b) In the event that the Mortgagor has had or suffers a deficit in net income, as determined in accordance with methods of accounting prescribed in Section 11 of Article II hereof, for any of the five fiscal years immediately preceding the date hereof or for any fiscal year while any of the notes are outstanding, the Mortgagor will at any time or times upon written demand of the majority noteholders make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered all such further and supplemental indentures of mortgage, mortgages, security agreements, financing statements, instruments and conveyances, and take or cause to be taken all such further action, as may reasonably be requested by the majority noteholders in order to include in this Mortgage, as Mortgaged Property, and to subject to all the terms and conditions of this Mortgage, all right, title and interest of the Mortgagor in and to, all and singular, the automobiles, trucks, trailers, tractors, aircraft, ships and other vehicles then owned by the Mortgagor, or which may thereafter be owned or acquired by the Mortgagor. From and after the time of such written demand of the majority noteholders such vehicles shall be deemed to be part of the Mortgaged Property for all purposes hereof.

          SECTION 13. Any noteholder may, at any time or times in succession without notice to or the consent of the Mortgagor or any other noteholder and upon such terms as such noteholder may prescribe, grant to any person, firm or corporation who shall have become obligated to pay all or any part of the principal of or interest on any note held by or indebtedness owed to such noteholder or who may be affected by the lien hereby created, an extension of the time for the payment of such principal or interest, and after any such extension the Mortgagor will remain liable


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for the payment of such note or indebtedness to the same extent as though it had at the time of such extension consented thereto in writing.

          SECTION 14. The Mortgagor, subject to applicable laws and rules, and regulations and orders of regulatory bodies, will charge for telephone service furnished by its rates which shall yield revenues at least sufficient to enable the Mortgagor to pay and discharge all taxes and expenses when due, and also to make any payment in respect of principal of and interest on the notes when and as the same shall become due. The Mortgagor will, not less than ninety (90) days prior to the effective date of any proposed change in its rate, give to the holder or holders of the notes at the time outstanding written notice of such proposed change and a copy of a schedule showing the then existing rates and the proposed changes therein.

          SECTION 15. (a) Except as specifically authorized in writing in advance by the majority noteholders, the Mortgagor will not declare or pay any dividends on its capital stock, membership certificates or equity capital certificates (other than in shares of such capital stock or in such certificates), or make any other distribution to its stockholders, members or subscribers, or purchase, redeem or retire any of its capital stock, membership certificates or equity capital certificates, or make any investment in affiliated companies, unless after such action the Mortgagor's current assets will equal or exceed its current liabilities (exclusive of current liabilities incurred for additions to plant), and the Mortgagor's adjusted net worth will be at least forty per centum (40%) of its adjusted assets, or the sum of the following (whichever is the smaller amount):

          (1) the percentage of its adjusted assets specified in the Instruments Recital, plus

          (2) thirty per centum (30%) of its adjusted net worth, if any, in excess of the amount represented by the percentage of adjusted assets set out in the immediately preceding subparagraph (1), plus

          (3) thirty per centum (30%) of the amount of any reduction of its adjusted net worth after the date specified in the Instruments Recital, resulting from the declaration or payment of dividends or distributions, the purchase, redemption or retirement of its capital stock,


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               membership certificates or equity capital certificates
               or investments in affiliated companies.

                    (b) During such time or times as the Mortgagor's adjusted net worth is less than the percentage of its adjusted assets specified in the Instruments Recital:

     (1) the Mortgagor will make no increase, without prior written approval of the majority noteholders, in salaries, wages, fees and other compensation paid to officers, directors, trustees, executives, or supervisors of the Mortgagor, or to other employees having either a substantial ownership interest in the Mortgagor, or a close family relationship with officers, directors, trustees, executives, supervisors, or holders of substantial ownership interests in the Mortgagor; and

     (2) the Mortgagor will promptly furnish the majority noteholders with certified copies of the minutes of all meetings of its stockholders, members, directors or trustees; and

     (3) if the operation of the Mortgaged Property for the preceding calendar year resulted in a decrease in the Mortgagor's earned surplus accounts, the Mortgagor will, upon request in writing of the majority noteholders, take all required action to increase its charges for telephone service or to execute a plan for reducing expenses, such increase in charges and such plan to be submitted to all the noteholders and to be acceptable to and approved in writing by the majority noteholders.

                    (c) During such time or times as the Mortgagor's adjusted net worth is less than twenty per centum (20%) of its adjusted assets:

     (1) the Mortgagor will promptly furnish the noteholders with a detailed report on ownership or transfers of its capital stock, membership certificates or equity capital certificates whenever requested in writing by the majority noteholders, or whenever one per centum (1%) or more of its outstanding ownership interests has been transferred since the last preceding report to such noteholders on ownership interests or transfers; and

     (2) whenever any change in ownership interests in the Mortgagor occurs which in the sole opinion of the majority noteholders

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          might adversely affect its or their security, the Mortgagor will, upon request in writing of the majority noteholders:

          (a) increase its adjusted net worth, within one year of such written request, to the level requested by the majority noteholders, up to twenty per centum (20%) of its adjusted assets; and

          (b) take no action which would result in reducing its adjusted net worth thereafter below the sum of (i) the amount representing the level of net worth requested by the majority noteholders pursuant to subparagraph (c)
               (2) (a) above, plus (ii) thirty per centum (30%) of its adjusted net worth, if any, in excess of the level of net worth referred to in the immediately preceding subclause (i), plus (iii) thirty per centum (30%) of the amount of any reduction of its adjusted net worth after the date of such request by the majority noteholders, resulting from the declaration or payment of dividends or distributions, the purchase, redemption or retirement of its capital stock, membership certificates or equity capital certificates, or investments in affiliated companies.

                    (d) As used in this Section 15, the following terms shall have these meanings:

     (1) The term "adjusted net worth" means the sum of the Mortgagor's "Stock," "Other Capital Surplus" and "Earned Surplus" accounts, less "adjustments."

     (2) The term "adjusted assets" means the sum of the Mortgagor's accounts classified as "Investments," "Current Assets," "Other Assets," and "Prepaid Accounts and Deferred Charges," plus an amount equal to the amount of loan funds still to be advanced under the Consolidated Loan Agreement, if such amount has not been recorded as "Subscriptions to Funded Debt," less the sum of the "Depreciation Resreve," and "Amortization Reserve" accounts and "adjustments."

     (3) The term "adjustments" used in the foregoing definitions means the sum of the following: "Investments in Affiliated Companies," "Advances to Affiliated Companies," "Telephone Plant Acquisition

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          Adjustment" debit amounts in excess of "Amortization Reserve,"
          "Telephone Plant Adjustment" debit balances, "Company Securities Owned," unpaid "Subscriptions to Capital Stock," and "Discount on Capital Stock."

     (4) Titles of accounts or groups of accounts and other terms describing accounting transactions, used in the foregoing definitions or in this section 15, shall have the meanings prescribed for them by the Federal Communications Commission in its prevailing uniform system of accounts for Class A telephone companies. These terms shall also apply to accounts or groups of accounts, of the Mortgagor, regardless of the account title or the system of accounts used, if such accounts have substantially the same meaning as terms referred to in such uniform system of accounts.

          SECTION 16. In the event that the Mortgaged Property, or any part thereof, shall be taken under the power of eminent domain, all proceeds and avails therefrom, except to the extent that all noteholders shall consent to other use and application thereof by the Mortgagor, shall forthwith be applied by the Mortgagor: first, to the ratable payment of any indebtedness by this Mortgage secured other than principal of or interest on the notes; second, to the ratable payment of interest which shall have accrued on the notes and be unpaid; third, to the ratable payment of or on account of the unpaid principal of the notes; and fourth, the balance shall be paid to whosoever shall be entitled thereto.

          SECTION 17. The Mortgagor will well and truly observe and perform all of the covenants, agreements, terms and conditions contained in the Consolidated Loan Agreement, on its part to be observed or performed.

          SECTION 18. If this section is made applicable by the Instruments Recital, then: (a) The Mortgagor will not at any time employ, or enter into any contract for the employment of, any manager of its telephone properties, unless such employment or such contract shall first have been approved by the majority noteholders. (b) If, during such periods as the Mortgagor shall be in default in the making of a payment or payments of principal of or interest on one or more of the notes, the majority noteholders shall give notice to the Mortgagor that in their opinion its telephone properties are not being efficiently operated, and shall request the termination of the employment of any such manager, or shall request the termination of any operating contract in respect of any such telephone properties, the Mortgagor will terminate such employment or

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operating contract within thirty (30) days after the date of such notice.
(c) All contracts in respect of the employment of any such manager or for the operation of such telephone properties shall contain provisions to permit compliance with the foregoing covenants.

          SECTION 19. At all times when any note is held by the Government, or in the event the Government shall assign a note without having insured the payment of such note, this Mortgage shall secure payment of such note for the benefit of the Government or such uninsured holder thereof, as the case may be. Whenever any note may be sold to an insured purchaser, it shall continue to be considered a "note" as defined herein, but as to any such insured note, the Government, and not such insured purchaser, shall be considered to be, and shall have the rights of, the noteholder for purposes of this Mortgage. Notice of the rights of the Government under the preceding sentence shall be set forth in all such insured notes. As to any note which may evidence the obligations of the Mortgagor to the Government on account of a guarantee or guarantees made by the Government pursuant to the Act of the repayment of a loan or loans made by a legally organized lending agency or agencies to the Mortgagor, the Government, and not such legally organized lending agency or agencies, shall be considered to be, and shall have the rights of, the noteholder for purposes of this Mortgage.

                                ARTICLE III

                 REMEDIES OF THE MORTGAGEE AND NOTEHOLDERS

          SECTION 1. If one or more of the following events (hereinafter called "events of default") shall happen, that is to say:

          (a) default shall be made in the payment of any installment of or on account of interest on or principal of any note or notes when and as the same shall be required to be made and such default shall continue for thirty (30) days;

          (b) default shall be made in the due observance or performance of any other of the representations, warranties, covenants, conditions or agreements on the part of the Mortgagor in any of the notes or in this Mortgage or in the Consolidated Loan Agreement contained; and such default shall continue for a period of thirty (30) days after written notice specifying such default and requiring the same to be remedied shall have been given to the Mortgagor by any noteholder;

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          (c)  the Mortgagor shall file a petition in bankruptcy or be adjudicated a bankrupt or insolvent, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver of itself or of its property, or shall institute proceedings for its reorganization or proceedings instituted by others for its reorganization shall not be dismissed within thirty (30) days after the institution thereof;

          (d) a receiver or liquidator of the Mortgagor or of any substantial portion of its property shall be appointed and the order appointing such receiver or liquidator shall not be vacated within thirty (30) days after the entry thereof;

          (e) the Mortgagor shall forfeit or otherwise be deprived of its corporate charter or franchises, permits or licenses required to carry on any material portion of its business;

          (f) a final judgment shall be entered against the Mortgagor and shall remain unsatisfied or without a stay in respect thereof for a period of thirty (30) days; or

then in each and every such case any noteholder may, by notice in writing to the Mortgagor and delivery of a copy thereof to the other noteholders, declare all unpaid principal of and accrued interest on any or all notes held by such noteholder to be due and payable immediately; and upon any such declaration all such unpaid principal and accrued interest so declared to be due and payable shall become and be due and payable, immediately, anything contained herein or in any note or notes to be the contrary notwithstanding; provided, however, that if at any time after the unpaid principal of and accrued interest on any of the notes shall have been so declared to be due and payable, all payments in respect of principal and interest which shall have become due and payable by the terms of such note or notes shall be paid to the respective noteholders, and all other defaults hereunder and under the notes shall have been made good or secured to the satisfaction of all of the noteholders, then and in every such case, the noteholder or noteholders who shall have declared the principal of and interest on notes held by such noteholder or noteholders to be due and payable may, by written notice to the Mortgagor and delivery of a copy thereof to the other noteholders, annul such declaration or declarations and waive such default or defaults and the consequences thereof, but no such waiver shall extend to or affect any subsequent default or impair any right consequent thereon.

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          SECTION 2.  If one or more of the events of default shall happen, the majority noteholders, for itself or themselves, and as the agent or agents of the other noteholders, personally or by attorney, in its or their discretion, may, insofar as not prohibited by law:

          (a) take immediate possession of the Mortgaged Property, collect and receive all credits, outstanding accounts and bills receivable of the Mortgagor and all rents, income, revenues and profits pertaining to or arising from the Mortgaged Property, or any part thereof, and issue binding receipts therefor; and manage, control and operate the Mortgaged Property as fully as the Mortgagor might do if in possession thereof, including, without limitation, the making of all repairs or replacements deemed necessary or advisable;

          (b) proceed to protect and enforce the rights of the Mortgagee and the rights of the noteholder or noteholders under this Mortgage by suits or actions in equity or at law in any court or courts of competent jurisdiction, whether for specific performance of any covenant or any agreement contained herein or in aid of the execution of any power herein granted or for the foreclosure hereof or hereunder or for the sale of the Mortgaged Property, or any part thereof, or to collect the debts hereby secured or for the enforcement of such other or additional appropriate legal or equitable remedies as may be deemed most effectual to protect and enforce the rights and remedies herein granted or conferred, and in the event of the institution of any such action or suit the noteholder or noteholders instituting such action or suit shall have the right to have appointed a receiver of the Mortgaged Property and of all rents, income, revenues and profits pertaining thereto or arising therefrom derived, received or had from the time of the commencement of such suit or action, and such receiver shall have all the usual powers and duties of receivers, in like and similar cases, to the fullest extent permitted by law, and if application shall be made for the appointment of a receiver the Mortgagor hereby expressly consents that the court to which such application shall be made may make said appointment; and

          (c) sell or cause to be sold all and singular the Mortgaged Property or any part thereof, and all right, title, interest, claim and demand of the Mortgagor therein or thereto, at public auction at such place in any county in which the property to be sold, or any part thereof is located, at such time and upon such terms as may be specified in a notice of sale, which shall state the time when and the place were the sale is to be held, shall contain a brief general

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     description of the property to be sold, and shall be given by mailing a copy thereof to the Mortgagor at least fifteen (15) days prior to the date fixed for such sale and by publishing the same once in each week for two successive calendar weeks prior to the date of such sale in a newspaper of general circulation published in said county, or if no such newspaper is published in such county, in a newspaper of general circulation in such county, the first such publication to be not less than fifteen (15) days nor more than thirty (30) days prior to the date fixed for such sale. Any sale to be made under this subparagraph (c) of this section 2 may be adjourned from time to time by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and without further notice or publication the sale may be had at the time and place to which the same shall be adjourned, provided, however, that in the event another or different notice of sale or another or different manner of conducting the same shall be required by law the notice of sale shall be given or the sale shall be conducted, as the case may be, in accordance with the applicable provisions of law.

          SECTION 3. If, within thirty (30) days after the majority noteholders shall have had knowledge of the happening of an event or events of default, such noteholder or noteholders shall not have proceeded to exercise the rights or to enforce the remedies herein or by law conferred upon or reserved to the Mortgagee or to the noteholders, then, and only then, any noteholder, for itself and as the agent of the other noteholders, may proceed forthwith to exercise such rights and to enforce such remedies. Nothing herein contained shall, however, affect or impair the right, which is absolute and unconditional, of any holder of any note which may be secured hereby to enforce the payment of the principal of or interest on such note on the date or dates any such interest or principal shall become due and payable in accordance with the terms of such note.

          SECTION 4. At any sale hereunder any noteholder or noteholders shall have the right to bid for and purchase the Mortgaged Property, or such part thereof as shall be offered for sale, and any noteholder or noteholders may apply in settlement of the purchase price of the property so purchased the portion of the net proceeds of such sale which would be applicable to the payment on account of the principal of and interest on the note or notes held by such noteholder or noteholders, and such amount so applied shall be credited as a payment on account of principal of and interest on the note or notes held by such noteholder or noteholders.

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          SECTION 5.  Any proceeds or funds arising from the exercise of any rights or the enforcement of any remedies herein provided after the payment or provision for the payment of any and all costs and expenses in connection with the exercise of such rights or the enforcement of such remedies shall be applied first, to the payment of indebtedness hereby secured other than the principal of or interest on the notes; second, to the ratable payment of interest which shall have accrued on the notes and which shall be unpaid; third, to the ratable payment of or on account of the unpaid principal of the notes; and the balance, if any, shall be paid to whosoever shall be entitled thereto.

          SECTION 6. The Mortgagor covenants that it will give immediate written notice to the Mortgagee and to all of the noteholders of the occurrence of an event of default.

          SECTION 7. Every right or remedy herein conferred upon or reserved to the Mortgagee or to the noteholders shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law, or in equity, or by statute. The pursuit of any right or remedy shall not be construed as an election.

          SECTION 8. The Mortgagor, for itself and all who may claim through or under it, covenants that it will not at any time insist upon or plead, or in any manner whatever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws nor or hereafter in force in any locality where any of the Mortgaged Property may be situated, in order to prevent, delay or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Mortgagor, for itself and all who may claim through or under it, hereby waives the benefit of all such laws unless such waiver shall be forbidden by law.

                                ARTICLE IV

                POSSESSION UNTIL DEFAULT-DEFEASANCE CLAUSE

          SECTION 1. Until some one or more of the events of default shall have happened, the Mortgagor shall be suffered and permitted to retain actual possession of the Mortgaged Property, and to manage, operate and use the same and any part thereof, with the rights and franchises appertaining thereto, and to collect, receive, take, use and enjoy the rents, revenues,

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issues, earnings, income, products and profits thereof or therefrom, subject to the provisions of this Mortgage.

          SECTION 2. If the Mortgagor shall well and truly pay or cause to be paid the whole amount of the principal of and interest on the notes at the time and in the manner therein provided, according to the true intent and meaning thereof, and shall also pay or cause to be paid all other sums payable hereunder by the Mortgagor and shall well and truly keep and perform according to the true intent and meaning of this Mortgage, all covenants herein required to be kept and performed by it, then and in that case, all property, rights and interests hereby conveyed or assigned or pledged shall revert to the Mortgagor and the estate, right, title and interest of the Mortgagee and the noteholders shall thereupon cease, determine and become void and the Mortgagee and the noteholders, in such case, on written demand of the Mortgagor but at the Mortgagor's cost and expense, shall enter satisfaction of this Mortgage upon the record. In any event, each noteholder, upon payment in full to him by the Mortgagor of all principal of and interest on any note held by him and the payment and discharge by the Mortgagor of all charges due to such noteholder hereunder, shall execute and deliver to the Mortgagor such instrument of satisfaction, discharge or release as shall be required by law in the circumstances.

                                 ARTICLE V

                               MISCELLANEOUS

          SECTION 1. It is hereby declared to be the intention of the Mortgagor that all lines, or systems, embraced in the Mortgaged Property, including, without limitation, all rights of way and easements granted or given to the Mortgagor or obtained by it to use real property in connection with the construction, operation or maintenance of such lines, or systems, and all service and connecting lines, poles, posts, crossarms, wires, cables, conduits, ducts, connections and fixtures forming part of, or used in connection with, such lines, or systems, and all other property physically attached to any of the foregoing-described property, shall be deemed to be real property.

          SECTION 2. To the extent that any property described or referred to in this Mortgage is governed by the provisions of the Uniform Commercial Code, this Mortgage is hereby deemed a "security agreement" under the Uniform Commercial Code, and this Mortgage is also hereby declared to be "financing statement" under the Uniform Commercial Code for said security


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agreement.  The mailing address of the Mortgagor as debtor and the
Mortgagee as secured party are as set forth in Section 6 of this Article V.

          SECTION 3. All acts and obligations of the Mortgagor hereunder shall be subject to all applicable orders, rules and regulations, now or hereafter in effect, of all regulatory bodies having jurisdiction in the premises, to the end that no act or omission to act on the part of the Mortgagor shall constitute a default hereunder insofar as such act or omission shall have been required by reason of any order, rule or regulation of any such regulatory body.

          SECTION 4. All of the covenants, stipulations, promises, undertakings and agreements herein contained by or on behalf of the Mortgagor shall bind its successors and assigns, whether so specified or not, and all titles, rights and remedies hereby granted to or conferred upon the Mortgagee shall pass to and inure to the benefit of the successors and assigns of the Mortgagee and shall be deemed to be granted or conferred for the ratable benefit and security of all who shall from time to time be the holders of notes executed and delivered as herein provided.

          SECTION 5. The descriptive headings of the various articles of this Mortgage were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          SECTION 6. All demands, notices, reports, approvals, designations, or directions required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given if mailed by registered mail addressed to the proper party or parties at the following addresses:

          As to the Mortgagor:  Dakota Cooperative Telecommunications, Inc.
                                P. O. Box 66
                                Irene, South Dakota  57037

          As to the Mortgagee:  Rural Electrification Administration
                                Washington, D. C. 20250-1500

and as to any other person, firm, corporation or governmental body or agency having an interest herein by reason of being the holder of any note or otherwise, at the last address designated by such person, firm, corporation, governmental body or agency to the Mortgagor and the Mortgagee. The Mortgagor or the Mortgagee may from time to time designate

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to one another a new address to which demands, notices, reports, approvals, designations or directions may be addressed and from and after any such designation the address designated shall be deemed to be the address of such party in lieu of the address hereinabove given. The Mortgagor will promptly notify the Mortgagee in writing of any change in location of its chief place of business or the office where its records concerning accounts and contract rights are kept.

          SECTION 7. The invalidity of any one or more phrases, clauses, sentences, paragraphs or provisions shall not affect the remaining portions of this Mortgage, nor shall any such invalidity as to any holder of notes hereunder affect the rights hereunder of any other holder of notes.

          SECTION 8. This Mortgage may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC., P.O. Box 66, Irene, South Dakota 57037 as Mortgagor and debtor, has caused this Mortgage to be signed in its name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and UNITED STATES OF AMERICA, as Mortgagee and secured party, has caused this Mortgage to be duly executed in its behalf, all as of the day and year first above written.
                              DAKOTA COOPERATIVE
                                TELECOMMUNICATIONS, INC.


(Seal)                             by /s/

Attest: /s/                             President

        Secretary

Executed by the Mortgagor
in the presence of:

/s/

/s/
        Witnesses

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                              UNITED STATES OF AMERICA

                              by /s/

                                       Administrator
                                          of
                              Rural Electrification Administration

                         REA PROJECT DESIGNATION:


                         SOUTH DAKOTA 515-T8 IRENE


            SUPPLEMENT TO RESTATED MORTGAGE, SECURITY AGREEMENT
                          AND FINANCING STATEMENT

                             made by and among

                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
                               P. O. Box 66
                         Irene, South Dakota 57014


                                   as mortgagor and debtor,

                                    and

                         UNITED STATES OF AMERICA

                   Rural Electrification Administration
                       Washington, D. C. 20250-1500,

                                   as mortgagee and secured party.



THIS INSTRUMENT GRANTS INTEREST IN A TRANSMITTING UTILITY
THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED ON PAGES 4-6 AFTER-ACQUIRED PROPERTY IS COVERED BY THIS INSTRUMENT
PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT
FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT
THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE ON PAGES 14-15
THIS DOCUMENT WAS DRAFTED BY THE OFFICE OF THE GENERAL COUNSEL, UNITED STATES DEPARTMENT OF AGRICULTURE, WASHINGTON, D. C., 20250-1400
TAXPAYERS IDENTIFICATION NO.  460234208




NO.    18

Tel. Supp. Mtge. (100% REA) - 1/92
(No Prior Bank Loan)-Restated
(TEL-MTG2)



               SUPPLEMENT TO RESTATED MORTGAGE, SECURITY
          AGREEMENT AND FINANCING STATEMENT, dated as of
          April 13, 1992, made by and between DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.----------------------------
          ---------------------------------------(hereinafter
          called the "Mortgagor"), a corporation existing under the laws of the State of South Dakota-----------------, and UNITED STATES OF AMERICA (hereinafter called the "Mortgagee") acting through the Administrator of the Rural Electrification Administration (hereinafter called "REA").

          WHEREAS, the Mortgagor, for value received, has heretofore duly authorized and executed, and has delivered to the Mortgagee, or has assumed the payment of, certain mortgage notes all payable to the order of the Mortgagee, in installments, of which certain mortgage notes (hereinafter collectively called the "Outstanding Notes") identified in the fourth recital hereof (hereinafter called the "Instruments Recital") are now outstanding and held by the Mortgagee, all of which Outstanding Notes evidence loans made by the Mortgagee either to the Mortgagor or to third parties to finance telephone exchanges, lines and related facilities; and

          WHEREAS, the Outstanding Notes are secured by the security instrument or instruments (hereinafter called the "Mortgage"), made by and between the Mortgagor and the Mortgagee, identified in the Instruments Recital; and

          WHEREAS, the Mortgagor has determined to borrow additional funds from the Mortgagee, and has accordingly duly authorized, executed and delivered to the Mortgagee its mortgage note or notes (identified in the Instruments Recital and hereinafter called, as the case may be, the "Current Note" or "Current Notes") to be secured by the Mortgage, as amended and supplemented hereby, of the property hereinafter described; and

          WHEREAS, the instruments referred to in the preceding recitals are identified as follows:

Tel. Supp. Mtge. (100% REA) - 1/92
(No Prior Bank Loan)-Restated
(TEL-MTG2)



                            INSTRUMENTS RECITAL

"Outstanding Notes":

Nineteen-------------------(19) certain mortgage notes in an aggregate principal amount of $15,950,000---------------------, all of which will finally mature on or before March 10, 2021.

"Mortgage":

INSTRUMENT                                                  DATE
Restated Mortgage, Security Agreement                  March 10, 1986
  and Financing Statement




"Current Note(s)":  (Of even date herewith):

                         INTEREST RATE                 FINAL
PRINCIPAL AMOUNT         (PER ANNUM)                   PAYMENT DATE
$7,855,000               five percentum (5%)           Twenty-two---(22)
                                                       years after the
                                                       date thereof



          WHEREAS, the Mortgagee is the owner and holder of the Outstanding Notes and the Mortgage; and

          WHEREAS, it was the intention of the Mortgagor at the time of the execution of the Mortgage (or, if the Mortgage consists of more than one instrument, at the time of execution of the earliest instrument thereof) that the property of the Mortgagor of the classes described therein, as

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Tel. Supp. Mtge. (100% REA) - 1/92
(No Prior Bank Loan)-Restated
(TEL-MTG2)



being mortgaged or pledged thereby, or intended so to be, whether then owned or thereafter acquired, would secure certain notes of the Mortgagor executed and delivered prior to the execution and delivery of the Mortgage (or, if the Mortgage consists of more than one instrument, prior to the execution and delivery of the earliest instrument thereof), and certain notes of the Mortgagor when and as executed and delivered under and pursuant to the Mortgage, as from time to time amended or supplemented, and it is intended by the Mortgagor to confirm hereby the Mortgage and the property therein described as being mortgaged or pledged, or intended so to be, as security for the Outstanding Notes, and other notes of the Mortgagor when and as executed and delivered under and pursuant to the Mortgage, as amended and supplemented hereby; and

          WHEREAS, the Mortgage provides that the Mortgagor shall, upon the request in writing of the holder or holders of not less than a majority in principal amount of the notes secured by the Mortgage at the time outstanding duly authorize, execute, deliver, record and file all such supplemental mortgages and conveyances as may reasonably be requested by such holder or holders to effectuate the intention of the Mortgage and to provide for the conveying, mortgaging and pledging of the property of the Mortgagor intended to be conveyed, mortgaged or pledged by the Mortgage to secure the payment of the principal of and interest on notes executed and delivered thereunder and pursuant thereto, or otherwise secured thereby, and the holder of all such notes has in writing requested the execution and delivery of this Supplement to Restated Mortgage, Security Agreement and Financing Statement (hereinafter called "this Supplemental Mortgage") pursuant to such provisions; and

          WHEREAS, it s further intended by the Mortgagor, at the request and with the consent of the Mortgagee, to amend the Mortgage in the respects hereinafter set forth; and

          WHEREAS, all acts, things, and conditions prescribed by law and by the articles of incorporation and bylaws of the Mortgagor have been duly performed and complied with to authorize the execution and delivery hereof and to make the Mortgage, as amended and supplemented hereby, a valid and binding mortgage to secure the Outstanding Notes and other notes of the Mortgagor when and as executed and delivered under and pursuant to the Mortgage, as amended and supplemented hereby; and

          WHEREAS, the Mortgagee is authorized to enter into this Supplemental Mortgage; and

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Tel. Supp. Mtge. (100% REA) - 1/92
(No Prior Bank Loan)-Restated
(TEL-MTG2)



          WHEREAS, to the extent that any of the property described or referred to herein and in the Mortgage is governed by the provisions of the Uniform Commercial Code of any state (hereinafter called the "Uniform Commercial Code"), the parties hereto desire that the Mortgage and this Supplemental Mortgage, collectively, be regarded as a "security agreement" under the Uniform Commercial Code and that this Supplemental Mortgage be regarded as a "financing statement" under the Uniform Commercial Code for said security agreement.

          NOW, THEREFORE, in consideration of the premises and the sum of $5 in hand paid by the Mortgagee to the Mortgagor, the receipt whereof by the Mortgagor prior to the execution and delivery of this Supplemental Mortgage is hereby acknowledged, this Supplemental Mortgage witnesseth as follows:

          1. The Mortgagor has executed and delivered this Supplemental Mortgage and has granted, bargained, sold, conveyed, warranted, assigned, transferred, mortgaged, pledged and set over, and by these presents does hereby grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge and set over, unto the Mortgagee and its respective assigns, all and singular the real and personal property described in the Mortgage as being mortgaged thereby and all and singular the real and personal property of the Mortgagor falling within the classes of property embraced in the description of the "Mortgaged Property" set forth in the Mortgage, including, without limitation, all and singular the real and personal property of said description heretofore or hereafter acquired by or constructed by or on behalf of the Mortgagor and wheresoever situate, including, without limitation, the "Existing Facilities" identified, and the real estate specifically described (by reference to deeds or otherwise), in the Mortgage and mortgaged thereby (except such portions, if any, thereof as have been released prior to the execution and delivery of this Supplemental Mortgage), and, including, without limitation the following described real property, located in the Counties of Clay, Hutchinson, Lincoln, McCook, Minnehaha, Turner, Union and Yankton in the State of South Dakota, to wit:

CLAY COUNTY

1. A tract of land described as Lots Eleven (11) and Twelve (12), of Block Eight (8) of the original town of Irene, in Clay County in a deed dated July 10, 1967 by Floyd H. and Stella Lee, his wife, grantor to the mortgagor, as grantee and recorded on July 11, 1967 in the office of the Register of Deeds of Clay County in the State of South Dakota in deed book 48, page 327.

2. A tract of land described as Lot "C" of Lot Two (2), in the Northeast one-quarter (NE1/4) of Section Six (6), Township Ninety-five (95), North of Range Fifty-three (53) West of the 5th P.M. of Clay County, South Dakota in a deed dated September 16, 1974, by Leslie R. and Eleanor G. Jorgensen, his wife, as grantor to the Mortgagor, as grantee and recorded on September 18, 1974, in the office of the Register of Deeds of Clay County in the State of South Dakota, indeed book 54, page 298.

3. A tract of land described as Lot Fourteen (14), of Block Seven (7), being a part of Outlot "C" of the town of Wakonda, County of Clay, South Dakota in a deed dated August 25, 1953, by Frank Fisher, a single person, as grantor to the Mortgagor, as grantee and recorded on October 20, 1953, in the office of the Register of Deeds of Clay County in the State of South Dakota in deed book 43, page 295.

LINCOLN COUNTY

1. A tract of land described as Lot D-C in the Northwest quarter (NW1/4) of Section Thirty-three (33), Township Ninety-six (96), Range Fifty
     (50), West of 5th P.M., Lincoln County, South Dakota, in a deed dated August 25, 1964, by the American Lutheran Church, as grantor to the Mortgagor, as grantee, and recorded on October 13, 1964, in the office of the Register of Deeds of Lincoln County, in the State of South Dakota in deed book 72, page 47.

2. A tract of land described as Lot Fifteen (15) in Block Eleven (11), of the original plot of the city of Lennox, South Dakota, in a deed dated July 26, 1956, by Tony S. Salem, as grantor to the Mortgagor, as grantee and recorded on July 30, 1956, in the office of the Register of Deeds of Lincoln County, in the State of South Dakota in deed book 64, page 243.

3.   A tract of land described as Lot Sixteen (16) and the West ninety-two
     (92) feet of Lots Seventeen (17) and Eighteen (18), all in Block Eight
     (8) of the original town of Worthing, Lincoln County, South Dakota in a deed book dated August 3, 1973, by Selma Iverson, a widow, as grantor to the Mortgagor, as grantee and recorded on August 22, 1973, in the office of the Register of Deeds of Lincoln County, in the State of South Dakota in deed book 79, page 460.

4.   A tract of land described as Lots One (1) and Two (2), of Block Five
     (5) being a part of Tracts 1A and 1B in Industrial Tract No. 1, city of Lennox, Lincoln County, South Dakota, in a deed dated March 24, 1982, by the Lennox Area Development Corporation, a corporation, as grantor to the Mortgagor, as grantee, and recorded March 25, 1982 in the office of the Register of Deeds of Lincoln County, in the State of South Dakota in deed book 88, page 202.

TURNER COUNTY

1.   A tract of land described as the West half (W1/2) of Lots Thirteen
     (13) and Fourteen (14), of Block One (1) of original (Plot of) the town of Chancellor, South Dakota, being a part of the Northeast one-quarter (NE1/4) of Section Twenty-eight (28), Township 99, Range 52, Turner County South Dakota in a deed dated August 15, 1956, by C. T. DeNeui, as grantor to the Mortgagor, as grantee and recorded on August 16, 1956, in the office of Register of Deeds of Turner County in the State of South Dakota in deed book 79, page 235.

2. A tract of land described as Lots Twenty-five (25), Twenty-six (26), and Twenty-seven (27), Block (7), original town of Davis, being a part of the West One-half (W1/2), Southeast One-quarter (SE1/4), of Section Thirty-three (33), Township 98, Range 52, Turner County, South Dakota in a deed dated March 23, 1953, by Dakota State Telephone Company (a corporation), as grantor to the Mortgagor, as grantee and recorded on September 1, 1953, in the office of the Register of Deeds of Turner County in the State of South Dakota in deed book 78, pages 57, 58, 59 and 60.

3. A tract of land described as Outlot "A" of the Southeast One-quarter (SE1/4) of the Southeast One-quarter (SE1/4), of Section Twenty-three
     (23), Township Ninety-seven (97), North, Range Fifty-five (55), West of the 5th P.M., Turner County, South Dakota in a deed dated July 9, 1954, by John Anderson, a widower, as grantor to the Mortgagor, as grantee and recorded July 12, 1954 in the office of the Register of Deeds in Turner County in the State of South Dakota in deed book 77, page 469.

4.   A tract of land described as the North Eighty (80') feet of Lots Eight
     (8) and Nine (9), Block Twenty-three (23), of the original town, city of Hurley, South Dakota, being a part of the Northeast One-quarter (NE1/4) of Section Twenty-seven (27), Township 98, Range 53, Turner County, South Dakota in a deed dated November 14, 1968 by Berchel Anderson and Marie P. Anderson, his wife, as grantors to the Mortgagor, as grantee and recorded November 15, 1968 in the office of the Register of Deeds, Turner County in the State of South Dakota in deed book 84, page 40.

5. A tract of land described as Lot Ten (10), of Block Twenty-three (23), of the original Plot of the town of Hurley, South Dakota, being a part of the Northeast One-quarter (NE1/4) of Section Twenty-seven (27), Township 98, Range 53, Turner County, South Dakota in a deed dated January 3, 1961, by Lawrence W. and Marjorie L. Weier, his wife, as grantors to the Mortgagor, as grantee and recorded January 4, 1961 in the office of the Register of Deeds, Turner County in the State of South Dakota in deed book 80, page 421.

6. A tract of land described as Lots Ten (10), Eleven (11), Twelve (12) and Thirteen (13), all in Block One (1) of the town of Monroe (formerly the town of Warrington) in the Northeast One-quarter (NE1/4) of Section Fifteen (15), Township 100, Range 54, West of the 5th P.M., County of Turner, South Dakota in a deed dated August 4, 1953 by Turner County as grantor to the Mortgagor, as grantee and recorded August 10, 1953 in the office of the Register of Deeds, Turner County in the State of South Dakota in deed book 78, page 54.

7. A tract of land described as Lot Fifteen (15), Block Four (4), of the original (Plot) of the town, now the city of Parker, South Dakota, being a part of the Northeast One-quarter (NE1/4) of Section Seventeen
     (17), Township 99, Range 53, Turner County in the State of South Dakota in a deed dated June 13, 1956, by Bernard S. Koloyjian,
     Lenore D. Koloyjian, Beatrice Sutherland and Marian K. Gabriel as grantors to the Mortgagor, as grantee and recorded July 25, 1956, in the office of the Register of Deeds, Turner County in the State of South Dakota in deed book 78, page 141.

UNION COUNTY

1. A tract of land described as commencing at a point One hundred fifty-seven (157') feet North of the Southwest corner of the Northwest One-quarter (NW1/4) of Section Eighteen (18), Township 94 North, Range 50, West of the 5th P.M., in Union County, South Dakota, thence North Sixty-six (66') feet, thence East Fifteen (15) rods, then South Sixty-six (66') feet, thence West Fifteen (15) rods to place of beginning in Union County, South Dakota, according to the Government Survey thereof. Said real estate is also described as the North Sixty-six (66') feet of the South Two-hundred twenty-three (223') feet of West Fifteen (15) rods of the Northwest One-quarter (NW1/4) of Section Eighteen (18), Township 94 North, Range 50 West of the 5th P.M., Union County, South Dakota in a deed dated January 7, 1971, by the Alsen Community Telephone Company, (a corporation), as grantor to the Mortgagor, as grantee, and recorded on March 4, 1971, in both offices of the Register of Deeds Union and Clay counties in the State of South Dakota in the Union County deed book 61, page 58, and the Clay County deed book 51, pages 61-65.

YANKTON COUNTY

1. A tract of land described as the East Forty-feet (40') of the South Thirty-feet (30') of Lot 1, Block 10, town of Gayville, South Dakota, situated on the Southeast One-quarter (SE1/4) of the Northwest One-quarter (NW1/4) of Section Twelve (12), Township 98, Range 54, Yankton County South Dakota in a deed dated October 31, 1973, by Northwestern

     Bell Telephone Company (a Corporation), as grantor to the Mortgagor, as grantee and recorded November 12, 1973 in the office of the Register of Deeds, Yankton County in the State of South Dakota in deed book 259, page 140.

2. A tract of land described as Outlot "A" of the Northeast One-quarter (NE1/4) of Section Twenty-seven (27), Township Ninety-six (96) North, Range Fifty-five (55), West of the 5th P.M. in Yankton County, South Dakota, in a deed dated July 3, 1954, by Joseph J. and Barbara M. Healy, his wife, as grantors to the Mortgagor, as grantee and recorded July 7, 1954 in the office of the Register of Deeds, Yankton County in the State of South Dakota in deed book 205, page 193.

3. A tract of land described as Lots Seventeen (17) and eighteen (18) in Block Eight (8) of Volin Addition, town of Volin, Yankton County, South Dakota in deeds dated July 24, 1954 and August 2, 1954 and August 24, 1954, by Otto R. Olson and Clara Olson, his wife, Glen Ellingston (also known as Ellingson), Grace DeBoer, formerly Grace Ellingston (also known as Ellingson), Norris Ellingston (also known as Ellingson) (also known as Knute Norris Ellingson), Grace Ellingston Hove (also known as Grace Ellingson Hove), Oscar C. Burke (also known as O.C. Burke) and Ruth Sachau, as grantors to the Mortgagor, as grantee and all deeds recorded August 30, 1954 in the office of the Register of Deeds, Yankton County in the State of South Dakota in deed book and page as follows:

                    GRANTOR                    DEED BOOK            PAGE
                    -------                    ---------            ----
             Otto R. and Clara Olson              199                 89
             Glen Ellingston                      199                 90
             Grace DeBoer                         199                 92
             Norris Ellingston                    199                 93
             Grace Ellingston Hove                199                 91
             Oscar C. Burke                       199                 88
             Ruth Sachau                          206                141

LINCOLN COUNTY

The East 323.4 feet of the North 478 feet of County Auditors Tract 1 in Original Government Lot 1 in the Northeast Quarter of Section 12,
Township 100 North, Range 51 West of the 5th P.M., Lincoln County, South Dakota, according to the recorded plat thereof, except the East 33 feet thereof now dedicated as Sundowner Avenue. Grantor, Fred Assam; Grantee, Dakota Cooperative Telecommunications, Inc. Recorded with the Register of

Deeds of Lincoln County, South Dakota on September 6, 1990 at 10:30 AM, and recorded in Book 96 of Deeds on page 777.

TURNER COUNTY

Lots Eleven and Twelve, of Block 23, Original Town of Hurley, being a part of the Northeast Quarter of Section 27, Township 98, Range 53, West of the 5th P.M., Turner County, South Dakota. Grantor, Eugene E. Friman and Phyllis Friman; Grantee, Dakota Cooperative Telecommunications, Inc. Recorded with the Register of Deeds of Turner County, South Dakota on October 30, 1991 at 2:30 PM, and recorded in book 101 at page 357.


TOGETHER WITH all plants, works, structures, erections, reservoirs, dams, buildings, fixtures and improvements now or hereafter located on any of the properties conveyed by any and all of the aforesaid deeds mentioned above, and all tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any wise appertaining.

The description of each of the properties conveyed by and through the provisions of the aforesaid deeds is by reference made a part hereof as though fully set forth at length herein.

AND ALSO including, without limitation:

          All right, title and interest of the Mortgagor in and to all extensions and improvements of the Existing Facilities as aforesaid and additions thereto, and all buildings, plants, works, improvements, structures, estates, grants, franchises, easements, rights, privileges and properties real, personal and mixed, tangible or intangible, of every kind or description, now owned or leased by the Mortgagor or which may hereafter be owned or leased, constructed or acquired by the Mortgagor, wherever located, and in and to all extensions and improvements thereof and additions thereto, including all buildings, plants, works, structures, improvements, fixtures, apparatus, materials, supplies, machinery, tools, implements, poles, posts, crossarms, conduits, ducts, lines, whether underground or overhead or otherwise, wires, cables, exchanges, switches, including, without limitation, host switches and remote switches, desks, testboards, frames, racks, motors, generators, batteries and other items of central office equipment, paystations, protectors, instruments, connections and appliances, office furniture and equipment, work equipment and any and all other property of every kind, nature and description, used, useful or acquired for use by the Mortgagor in connection therewith;

          All right, title and interest of the Mortgagor in, to and under any and all grants, privileges, rights of way and easements now owned, held, leased, enjoyed or exercised, or which may hereafter be owned, held, leased, acquired, enjoyed or exercised, by the Mortgagor for the purposes of, or in connection with, the construction or operation by or on behalf of

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the Mortgagor of telephone properties, facilities, systems or businesses, whether underground or overhead or otherwise, wherever located;

          All right, title and interest of the Mortgagor in, to and under any and all licenses, franchises, ordinances, privileges and permits heretofore granted, issued or executed, or which may hereafter be granted, issued or executed, to it or to its assignors by the United States of America, or by any state, or by any county, township, municipality, village or other political subdivision thereof, or by any agency, board, commission or department of any of the foregoing, authorizing the construction, acquisition or operation of telephone properties, facilities, systems or businesses, insofar as the same may by law be assigned, granted, bargained, sold, conveyed, transferred, mortgaged, or pledged;

          All right, title and interest of the Mortgagor in, to and under any and all contracts heretofore or hereafter executed by and between the Mortgagor and any person, firm, or corporation relating to the property mortgaged and pledged by the Mortgage and this Supplemental Mortgage, together with any and all other accounts, chattel paper, contract rights and general intangibles (as such terms are defined in the applicable Uniform Commercial Code), and all stock, bonds, notes, debentures, commercial paper, subordinated capital certificates, securities, obligations of or beneficial interests or investments in any corporation, association, partnership, joint venture, trust, United States of America or any agency or department thereof, or any other entity of any kind, heretofore or hereafter acquired by the Mortgagor;

          All right, title and interest of the Mortgagor in and to all other property, real or personal, tangible or intangible, of every kind, nature and description, and wheresoever situated, now owned or leased or hereafter acquired by the Mortgagor, it being the intention hereof that all such property now owned or leased but not specifically described herein or acquired or held by the Mortgagor after the date hereof shall be as fully embraced within and subjected to the lien hereof as if the same were now owned by the Mortgagor and were specifically described herein to the extent only, however, that the subjection of such property to the lien hereof shall not be contrary to law;

          Together with all rents, income, revenues, profits and benefits at any time derived, received or had from any and all of the above-described property of the Mortgagor.



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          Provided, however, that except as provided in section 12(b) of article II of the Mortgage, as amended and supplemented hereby, no automobiles, trucks, trailers, tractors or other vehicles (including without limitation aircraft or ships, if any) owned or used by the Mortgagor shall be included in the property mortgaged by the Mortgage and this Supplemental Mortgage.

TO HAVE AND TO HOLD the same forever, for the uses and purposes and upon the terms, conditions, provisos and agreements expressed and declared in the Mortgage, as amended and supplemented hereby.

          2. The Outstanding Notes are hereby confirmed as notes of the Mortgagor entitled to the security of the Mortgage, as amended and supplemented by this Supplemental Mortgage, and of the property by the Mortgage and this Supplemental Mortgage mortgaged and pledged, or intended so to be, equally and ratably with one another and with other notes of the Mortgagor when and as executed and delivered under and pursuant to the Mortgage, as amended and supplemented hereby, without preference, priority or distinction of any one of the Outstanding Notes or such other notes over any other thereof and irrespective of the date of the execution, delivery or maturity thereof, or of the assignment or negotiation thereof.

          3. The Current Note(s) are hereby included within the term "notes", as defined in the Mortgage, as amended and supplemented hereby.

          4. The fourth numbered paragraph of the Instruments Recital of the Mortgage is amended by deleting the first sentence thereof.

          5. The Instruments Recital of the Mortgage is amended by adding thereto the following paragraph 5:

               5.   The Forecast Period referred to in Article II,
     Section 20(a) of this Mortgage shall be the period commencing with the date of the last document to add or amend this paragraph 5 and ending December 31, 1994. Also in Article II, Section 20(a), the TIER the Mortgagor is required to maintain after the end of the Forecast Period shall be 1.12.

          6. Article II, section 7 of the Mortgage is amended to read as follows:

               SECTION 7. (a) The Mortgagor will take out, as the respective risks are incurred, and maintain the following classes and

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     amounts of insurance:  (1) fidelity bonds covering each officer and employee of the Mortgagor in not less than the following amounts, based on the estimated annual gross revenues (including gross toll collected) of the Mortgaged Property:

                                                                 AMOUNT OF
                  ANNUAL GROSS REVENUE                           COVERAGE
            Less than             $  200,000                     $ 50,000
From         $200,001      to        400,000                      100,000
              400,001      to        600,000                      250,000
              600,001      to        800,000                      300,000
              800,001      to      1,000,000                      400,000
                          over     1,000,000                      500,000

     and each collection agent of the Mortgagor shall be included in such fidelity bonds for not less than $2,500, or 10 percent of the highest amount collected annually by any one collection agent, whichever is greater; (2) workmen's compensation insurance covering all employees of the Mortgagor, in such amounts as may be required by law, or if the Mortgagor or any of its employees are not subject to the workmen's compensation laws of the State or States in which the Mortgagor conducts its operations, then its workmen's compensation policy shall provide voluntary compensation coverage to the same extent as though the Mortgagor and such employees were subject to such laws; and including occupational disease liability coverage, employer's liability insurance, and "additional medical" coverage of not less than $10,000 in States where full medical coverage is not required by law; (3) public liability and property damage liability insurance, covering ownership liability, and all operations of the Mortgagor, with limits for bodily injury or death of not less than $1,000,000 aggregate for the policy period; (4) liability insurance on all motor vehicles, trailers, semitrailers, and aircraft used in the conduct of the Mortgagor's business, whether owned, non-owned or hired by the Mortgagor, with bodily injury limits of not less than $1,000,000 for one person and $1,000,000 for each accident, and with property damage limits of $1,000,000 for each accident; in connection with aircraft liability, also passenger bodily injury limits of $1,000,000 per person and $1,000,000 for each accident; (5) comprehensive, or separate fire, theft and windstorm insurance covering loss of or

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     damage to all owned motor vehicles, trailers, and aircraft of the
     Mortgagor, having a unit value in excess of $1,000, in an amount not less than the actual cash value of the property insured; and (6) fire and extended coverage insurance, designating the Government as mortgagee in the policy, on each building, each building and its contents, and materials, supplies, poles and crossarms, owned by the Mortgagor, having a value at any one location in excess of $5,000, or in excess of one percent of the total plant value, whichever is larger, and in an amount not less than 80 percent of the current cost to replace the property new, less actual depreciation.

               The Mortgagor will also, from time to time, increase or supplement the classes and amounts of insurance specified above to the extent requested by the Administrator or required to conform to the accepted practice of the telephone industry for companies of the size and character of the Mortgagor. The Mortgagor will, upon request of the majority noteholders, submit to the noteholder or noteholders designated in such request a schedule of its insurance in effect on the date specified in such request. If the Mortgagor shall at any time fail or refuse to take out or maintain insurance or to make changes in respect thereof upon appropriate request by such noteholder or noteholders, such noteholder or noteholders may take out such insurance on behalf and in the name of the Mortgagor, and the Mortgagor will pay the cost thereof.

                    (b) In the event of damage to or the destruction or loss of any portion of the Mortgaged Property which shall be covered by insurance, unless the majority noteholders shall otherwise agree, the Mortgagor shall replace or restore such damaged, destroyed or lost portion so that the Mortgaged Property shall be in substantially the same condition as it was in prior to such damage, destruction or loss, and shall deposit the proceeds of the insurance in the Special Construction Account required by the Consolidated Loan Agreement to be applied for that purpose. The Mortgagor shall replace the loss or shall commence such restoration promptly after such damage, destruction or loss shall have occurred and shall complete such replacement or restoration as expeditiously as practicable, and shall pay or cause to be paid out of the proceeds of such insurance all costs and expenses in connection therewith so that such replacement or restoration shall be so completed that the portion of the Mortgaged Property so replaced or restored shall be free and clear of all mechanics' liens and other claims.

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                    (c)  Sums recovered under any fidelity bond by the
     Mortgagor for a loss of funds advanced under the notes or recovered by the Mortgagee for any loss under such bond shall, unless otherwise directed by the Mortgagee, be applied to the prepayment of the notes, PRO RATA according to the unpaid principal amounts thereof (such prepayments to be applied to such installments thereof as may be designated by the respective noteholders at the time of such prepayments) or to construct or acquire facilities approved by the Mortgagee, which will become part of the Mortgaged Property.

                    (d) The foregoing insurance coverage shall be obtained by means of bond and policy forms approved by regulatory authorities, including standard REA endorsements and riders used by the insurance industry to provide coverage for REA borrowers. Each policy or other contract for such insurance shall contain an agreement by the insurer that, notwithstanding any right or cancellation reserved to such insurer, such policy or contract shall continue in force for at least ten (10) days after written notice to the Mortgagee of cancellation.

          7. Article II, section 9 of the Mortgage is amended to read as follows:

               SECTION 9. The Mortgagor will not, without the approval in writing of the majority noteholders: (a) enter into any contract or contracts for the operation or maintenance of all or any part of its property, for the use by others of any of the Mortgaged Property, or for toll traffic, operator assistance, extended scope or switching services to be furnished by or for connecting or other companies; provided, however, that such approval shall not be required for any toll traffic or operator assistance contract which in form and substance conforms with contracts in general use in the telephone industry; or (b) deposit any of its funds, regardless of the source thereof, in any bank, institution or other depository which is not insured by the Federal Government.

          8. Article II, section 10(b) of the Mortgage is amended to read as follows:

               (b) Salaries, wages and other compensation paid by the Mortgagor for services, and directors' or trustees' fees, shall be reasonable and in conformity with the usual practice or corporations of the size and nature of the Mortgagor. Except as specifically authorized in writing in advance by the majority noteholders, the Mortgagor will make no advance payments or loans, or in any manner

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     extend its credit, either directly or indirectly, with or without interest, to any of its directors, trustees, officers, employees, stockholders, members or affiliated companies, provided, however, the Mortgagor may make an investment for any purpose described in section 607(c)(2) of the Rural Development Act of 1972 (including any investment in, or extension of credit, guarantee or advance made to, an affiliated company of the Mortgagor that is used by such company for such purpose) to the extent that, immediately after such investment, (1) the aggregate of such investments does not exceed one-third of the net worth (defined in Exhibit One) of the Mortgagor and
     (2) the Mortgagor's adjusted net worth is at least twenty percent of its total assets (defined in Exhibit One). As used in this section, the term "affiliated companies" shall have the meaning prescribed for this term by the Federal Communications Commission in its prevailing uniform system of accounts for Class A telephone companies.

          9. Article II, section 11 of the Mortgage is amended to read as follows:

               SECTION 11. The Mortgagor will at all times keep, and safely preserve, proper books, records and accounts in which full and true entries will be made of all of the dealings business and affairs of the Mortgagor, in accordance with the methods and principles of accounting then prescribed by the state regulatory body having jurisdiction over the Mortgagor, or in the absence of such regulatory body or such prescription, by the Federal Communications Commission in its uniform system of accounts for telecommunications companies, as those methods and principles of accounting may be supplemented, from time to time, by the Administrator. The Mortgagor will prepare and furnish each noteholder not later than the thirtieth day of January in each year, or at such more or less frequent intervals when specified by the majority REA noteholders, financial and statistical reports on its condition and operations. Such reports shall be in such form and include such information as may be specified by the majority REA noteholders, including without limitation an analysis of the Mortgagor's revenues, expenses, and subscriber accounts. The Mortgagor will cause to be prepared and furnished to each noteholder at least once during each twelve (12)-month period during the term hereof, full and complete reports of its financial condition and cash flow as of a date (hereinafter called the Fiscal Date"), and a full and complete report of its operations of the twelve (12)-month period ended on the Fiscal Date, all in form and substance satisfactory to the majority REA noteholders, and will cause such reports to be

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(TEL-MTG2)



     furnished to each noteholder within 120 days of the Fiscal Date, such reports having been audited and certified by independent certified public accountants satisfactory to said noteholders and accompanied by such reports of such audit in form and substance satisfactory to said noteholders. The majority REA noteholders, through its or their representatives, shall at all times during reasonable business hours have access to, and the right to inspect and make copies of, any or all books, records and accounts, and any or all invoices, contracts, leases, payrolls, canceled checks, statements and other documents and papers of every kind belonging to or in possession of the Mortgagor and in anywise pertaining to its property or business. The Mortgagor shall enter into an audit agreement with an independent certified public accountant in form and substance satisfactory to the majority REA noteholders.

          10. Article II, section 12(b) of the Mortgage is amended by adding the words "or net margins" after the words "net income" in the first sentence thereof.

          11. Article II, section 15 of the Mortgage is amended to read as follows:

               SECTION 15.  (a)    Except as specifically authorized in
     writing in advance by the majority noteholders, the Mortgagor will not declare or pay any dividends on its capital stock, membership certificates or equity capital certificates (other than in shares of such capital stock or in such certificates), or make any other distribution to its stockholders, members or subscribers, or purchase, redeem or retire any of its capital stock, membership certificates or equity capital certificates, or make any investment in affiliated companies (except as allowed by subsection (d) below), unless after such action the Mortgagor's current assets (determined in accordance with Exhibit One hereto) will equal or exceed its current liabilities (determined in accordance with Exhibit One hereto) (exclusive of current liabilities incurred for additions to plant), and the Mortgagor's adjusted net worth (determined in accordance with Exhibit One hereto) will be at least forty per centum (40%) of its adjusted assets (determined in accordance with Exhibit One hereto), or the sum of the following (whichever is the smaller amount):

          (1)  ten percentum (10%) of its adjusted assets, plus

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          (2)  thirty per centum (30%) of its adjusted net worth, if any, in excess of the amount represented by the percentage of adjusted assets set out in the immediately preceding subparagraph (1), plus

          (3) thirty per centum (30%) of the amount of any reduction of its adjusted net worth after the date specified in the Instruments Recital, resulting from the declaration or payment of dividends or distributions, the purchase, redemption or retirement of its capital stock, membership certificates or equity capital certificates or investments in affiliated companies.

               (b) During such time or times as the Mortgagor's adjusted net worth is less than ten percentum (10%):

          (1) the Mortgagor will make no increase, without prior written approval of the majority noteholders, in salaries, wages, fees and other compensation paid to officers, directors, trustees, executives, or supervisors of the Mortgagor, or to other employees having either a substantial ownership interest in the Mortgagor, or a close family relationship with officers, directors, trustees, executives, supervisors, or holders of substantial ownership interests in the Mortgagor; and

          (2) the Mortgagor will promptly furnish the majority noteholders with certified copies of the minutes of all meetings of its stockholders, members, directors or trustees; and

          (3) if the operation of the Mortgaged Property for the preceding calendar year resulted in a decrease in the Mortgagor's retained earnings (determined in accordance with Exhibit One hereto), the Mortgagor shall upon the written direction of the majority noteholders, take all required action to promptly (1) increase its charges for telephone service or
               (2) execute a plan for reducing expenses, such increase in charges and such plan to be submitted to all the noteholders and to be acceptable to and approved in writing by the majority noteholders.

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               (c)  During such time or times as the Mortgagor's adjusted net worth is less than twenty percentum (20%) of its adjusted assets the Mortgagor will promptly furnish the noteholders with a detailed report on ownership or transfers of its capital stock, membership certificates or equity capital certificates whenever requested in writing by the majority noteholders, or whenever one percentum (1%) or more of its outstanding ownership interests has been transferred since the last preceding report to such noteholders on ownership interests or transfers.

               (d) If the Mortgagor's net worth (defined in Exhibit One hereto) is equal to at least 20 percent of its total assets (defined in Exhibit One), then the term "investment in affiliated companies" used in subsection (a) of this section 15 shall not include investments by the Mortgagor for any purpose described in section 607(c)(2) of the Rural Development Act of 1972 (including any investment in, or extension of credit, guarantee, or advance made to an affiliated company of the Mortgagor that is used by such company for such purpose) to the extent that, immediately after such investment, the aggregate of such investments does not exceed one-third of the net worth of the borrower.

          12. Article II of the Mortgage is hereby amended by adding at the end thereof the following new sections:

               SECTION 20.  (a)    The Mortgagor, subject to applicable
     laws and rules and orders of regulatory bodies, shall design its rates for telephone service and other services furnished by it with a view to paying and discharging all taxes, maintenance expenses and operating expenses of its telephone system, and also to making all payments in respect of principal of and interest on the notes when and as the same shall become due, to providing and maintaining reasonable working capital for the Mortgagor and to maintaining an Average TIER on all of its outstanding indebtedness to the Government and all other lenders of not less than 1.00 during the Forecast Period described in the Instruments Recital and the TIER specified in the Instruments Recital after the Forecast Period.

                    (b) For purposes of this section 20, Average TIER shall be determined as of January 1 of each year during which any obligation secured by the Mortgage remains unsatisfied and shall mean the average of the two highest TIER ratios achieved by the Mortgagor

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(TEL-MTG2)



     during each of the three calendar years last preceding the various dates of its determination.

                    (c) As used in this section 20, TIER means: The Mortgagor's net income or net margins (determined in accordance with Exhibit One hereto) plus interest expense (determined in accordance with Exhibit One hereto) divided by interest expense.

               SECTION 21.  (a)    Current assets, current liabilities, net
     worth, adjusted net worth, adjusted assets, retained earnings, net income or net margins, interest expense, and total assets, as used in sections 10, 15 or 20 of Article II of this Mortgage, are determined in accordance with Exhibit One of this Mortgage. Net plant and secured debt, if referred to in this Mortgage, are also determined in accordance with Exhibit One.

                         (b) Accounting terms used in this Mortgage shall also apply to accounts or groups of accounts of the Mortgagor, regardless of the account title or the system of accounts used, if such accounts have substantially the same meaning as those prescribed by the Federal Communications Commission in its prevailing uniform system of accounts for telecommunications companies (47 CFR Part 32).

               SECTION 22. Exhibit One, attached hereto, is made part of the Mortgage.

          13. To the extent that any of the property described or referred to herein and in the Mortgage is governed by the provisions of the Uniform Commercial Code, the Mortgage and this Supplemental Mortgage, collectively, are hereby deemed a "security agreement" under the Uniform Commercial Code, and this Supplemental Mortgage is also hereby declared to be a "financing statement", under the Uniform Commercial Code for said security agreement. The mailing address of the Mortgagor and debtor is as stated in the testimonium clause hereof, and the mailing address of the Mortgagee and secured party is Rural Electrification Administration, Washington, D.C. 20250-1500.

          14. Exhibit One, attached hereto, is made part of the Mortgage as Exhibit One thereto.

          15. All of the terms, provisions and covenants of the Mortgage, except as expressly modified hereby, shall be and remain in full force and effect.

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          16.  The invalidity of any one or more phrases, clauses,
sentences, paragraphs or provisions of this Supplemental Mortgage shall not affect the validity of the remaining portions hereof.

          17. This Supplemental Mortgage may be simultaneously executed in any number of counterparts, and all of said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.,
P. O. Box 66, Irene, South Dakota 57014-----------------------------------
-------------------------------------------------------------------------,
as Mortgagor, has caused this Supplemental Mortgage to be signed in its name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and UNITED STATES OF AMERICA, as Mortgagee, has caused this Supplemental Mortgage to be duly executed in its behalf, all as of the day and year first above written.


                                   DAKOTA COOPERATIVE
                                     TELECOMMUNICATIONS, INC.

(Seal)                             by /s/ John A. Roth

Attest:  /s/ John Schaefer                        President
          Secretary

Executed by the Mortgagor
in the presence of:

/S/ PALMER LARSON

/S/ JAMES H. GRIFFIN
          Witnesses

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Tel. Supp. Mtge. (100% REA) - 1/92
(No Prior Bank Loan)-Restated
(TEL-MTG2)



                              UNITED STATES OF AMERICA

                              by /s/ Michael M. F. Liu            as

                              Acting Administrator
                                        of
                              Rural Electrification Administration


Executed by the Mortgagee in the
presence of:

/S/ EDNA MAE MYERS

/S/ LAURA M. HENSLEY
          Witnesses

STATE OF SOUTH DAKOTA    )
                         ) SS
COUNTY OF CLAY           )

          On this 13th day of April, 1992, before me, Thomas W. Hertz, a notary public, personally appeared John A. Roth, known to me to be the President of DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.------------------ ------------------------------------, the Corporation that is described in and that executed the within instrument, and acknowledged to me that such corporation executed the same.


                                   /S/ THOMAS W. HERTZ
                                        Notary Public

(Notarial Seal)

My commission expires:  1-18-94

                                  RECEIPT

Dakota Cooperative Telecommunications, Inc. does hereby acknowledge receipt of a full, true and complete copy of the above and foregoing Supplement to Restated Mortgage delivered to it by the Mortgagee therein named this 13th day of April, 1992.

                                   by /s/ John A. Roth

(Seal)                                       President

Attest:  /s/ John Schaefer

          Secretary

DISTRICT OF COLUMBIA     )  SS

          On this 5th day of March, 1992, before me, a Notary Public in and for the District of Columbia, appeared Michael M. F. Liu, to me personally known, who, being by me duly sworn, did say that he is the Acting Administrator of the Rural Electrification Administration of the United States of America, and that said instrument was executed by him on behalf of United States of America by authority vested in him as such officer; and said Acting Administrator acknowledged said instrument to be the free act and deed of United States of America, and that he delivered the same as such.

          I hereby certify that said instrument was executed in my presence and in the presence of the subscribing witnesses aforesaid.


                                   /S/ SHEILA M. VALLOT
                                        Notary Public
(Notarial Seal)

My commission expires:

EX-ONE.A - 9/91

                     Exhibit One (Exhibit to Mortgage)
                        UNIFORM SYSTEM OF ACCOUNTS
                ACCOUNT NUMBERS USED IN CERTAIN PROVISIONS
                     THIS EXHIBIT CONSISTS OF 4 PAGES


All references regarding account numbers are to 47 CFR Part 32 and supplementary accounts required by REA.

                                                         ACCOUNT NUMBERS
ACCOUNT NAMES                                          CLASS A      CLASS B

ADJUSTED ASSETS - Article II, Sec. 15(a): the sum of the balances of the following accounts of the Mortgagor:

     Current Assets                                    1100s thru  1300s
     Noncurrent Assets                                 1400s thru  1500s
     Total Telecommunications Plant (Defined Below)

     LESS:  Accumulated Depreciation                   3100 thru   3300s
     LESS:  Accumulated Amortization                   3400 thru   3600s
     Funded Debt (Still to be advanced
          under Loan Contract)                    (    4210.20     4210.20
                                                  (    4210.21     4210.21
                                                  (    4210.22     4210.22
                                                  (    4210.24     4210.24
                                                  (    4210.23     4210.23
     LESS:  Adjustments (Defined Below)


ADJUSTMENTS:  the sum of the balances of the following accounts of the
Mortgagor:

     Telecommunications Accounts Receivable            1180*       1180*
     Accounts Receivable Allowance -
          Telecommunications                           1181*       1181*
     Other Accounts Receivable                         1190*       1190*
     Accounts Receivable Allowance - Other             1191*       1191*
     Notes Receivable                                  1200*       1200*
     Notes Receivable Allowance                        1201*       1201*
          (* Include Only Those Portions of These
               Accounts Shown in Subsidiary Record
               Accounts Related to Affiliates)
     Investments in Affiliated Companies               1401        1401
     Telecommunications Plant Adjustment & Goodwill
          (Debit Amounts in Excess of Accumulated
          Amortization)                              2005 & 2007, LESS 3600

EX-ONE.A - 9/91


INTEREST EXPENSE - Article II, Sec 21 or any other section of the Mortgage setting forth a TIER requirement for the Mortgagor: the sum of the balances of the following accounts of the Mortgagor:

     Interest and Related Items                        7500**      7500
     Interest on Funded Debt                           7510
     Interest Expense - Capital Leases                 7520
     Amortization of Debt Issuance Expense             7530
     Other Interest Deductions                         7540
     LESS:  Allowance for Funds Used
          During construction                          7340        7300.4


NET INCOME OR NET MARGINS - Article II Sec 21 or any other section of the Mortgage setting forth a TIER requirement for the Mortgagor: the sum of the balances of the following accounts of the Mortgagor:

     Local Network Services Revenues              )
     Network Access Services Revenues             )
     Long Distance Network Services Revenues      )    5000 thru   5300s
     Miscellaneous Revenues                       )
     LESS:  Uncollectible Revenues                )

     Other Operating Income and Expense           )    7100**      7100
     Nonoperating Income and Expense              )    7300**      7300
     Income Effect of Jurisdictional
          Rate-making Difference - Net            )    7910        7910
     Nonregulated Net Income                      )    7990        7990
     Other Nonregulated Revenues                  )    7991        7991
LESS balances of the following accounts:
     Plant Specific Operations Expense            )
     Plant Nonspecific Operations Expense         )    6100s thru  6700s
     Customer Operations                          )
     Corporate Operations                         )
     Operating Taxes                              )    7200**      7200
     Nonoperating Taxes                           )    7400**      7400
     Interest and Related Items                   )    7500**      7500
     Extraordinary Items                          )    7600**      7600

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EX-ONE.A - 9/91

NET WORTH - Article II, Sec. 10(b) and Sec. 15(d): the sum of the balances of the following accounts of the Mortgagor:

     Capital Stock                                     4510        4510
     Additional Paid-In Capital                        4520        4520
     Treasury Stock                                    4530        4530
     Other Capital                                     4540        4540
     Retained Earnings                                 4550        4550
     NOTE:  FOR NONPROFIT ORGANIZATIONS (OWNERS' EQUITY
          SHALL BE SHOWN IN SUBACCOUNTS OF 4540 AND 4550)

** Summary Accounts


RETAINED EARNINGS - Article II, Sec. 15(b)(3): the balance of the following account of the Mortgagor:

     Retained Earnings                                 4550        4550
     NOTE:  FOR NONPROFIT ORGANIZATIONS - RETAINED
          EARNINGS (MARGINS) SHALL BE SHOWN IN
          SUBACCOUNTS OF 4550


TOTAL ASSETS - Article II, Sec. 10(b) and 15(d): the sum of the balances of the following accounts of the Mortgagor:

     Current Assets                                    1100s thru  1300s
     Noncurrent Assets                                 1400s thru  1500s
     Total Telecommunications Plant                    2001 thru   2007
     LESS:  Accumulated Depreciation                   3100 thru   3300s
     LESS:  Accumulated Amortization                   3400 thru   3600s